Exhibit 2.1

SECURITIES PURCHASE AGREEMENT
BY AND AMONG:
CERTAIN MEMBERS OF PULSE SYSTEMS, LLC
and
UNITED AMERICAN HEALTHCARE CORPORATION

June 18, 2010

i

Exhibits:*
Exhibit A — Definitions
Exhibit B — Note
Exhibit C — Pledge Agreement
Exhibit D — Form of Unit Assignment
Exhibit E — Form of Warrant Assignment
Exhibit F — Form of Lockup Agreement
Exhibit G — Form of Escrow Agreement
Exhibit H — Form of Amended and Restated Rights Agreement
Exhibit I — Beck and Gill Noncompetition Agreements
Exhibit J — Wacker Services, Inc. Management Services Agreement
Exhibit K — CVM Termination Agreement
Exhibit L — LLC Agreement Amendment
Exhibit M — Redemption Agreement
Exhibit N — Standstill Agreement Amendment
Exhibit O — Loan Amendment
Exhibit P — Warrant Purchase Agreement

*	The Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

Schedules:**
Schedule 1.1 — Purchased Securities
Schedule 1.4 — Purchase Price Adjustments
Schedule 3.3 — Consents and Approvals; No Violation — Sellers
Schedule 3.4 — Seller Ownership of Company Interests
Schedule 4.1 — Organization and Power
Schedule 4.2 — Consents and Approvals; No Violation — the Company
Schedule 4.3 — Capitalization
Schedule 4.4 — Financial Statements
Schedule 4.5 — Indebtedness
Schedule 4.6 — Absence of Undisclosed Liabilities
Schedule 4.7— Certain Developments
Schedule 4.8 — Leased Real Property
Schedule 4.9 — Tax Matters
Schedule 4.10 — Contracts and Commitments
Schedule 4.13 — Governmental Licenses and Permits
Schedule 4.15(a) — Terminated Employees
Schedule 4.15(b) — Employee Legal Requirements
Schedule 4.15(c) — Certain Employment Matters
Schedule 4.15(d) — Amounts Owed to Employees and Contracts
Schedule 4.15(e) — List of Certain Employees
Schedule 4.16 — Employee Benefits
Schedule 4.17 — Affiliate Transactions
Schedule 4.18 — Compliance with Laws
Schedule 4.19 — Environmental Matters
Schedule 4.20 — Tangible Assets
Schedule 4.22 — Insurance
Schedule 4.23(b) — Product Liability Claims
Schedule 4.23(c) — Warranties
Schedule 4.23(d) — Warranty Claims
Schedule 4.24 — Customers and Suppliers
Schedule 4.25 — Litigation
Schedule 5.8 — Acknowledgement re: Company Agreements
Schedule 5.10 — Buyer’s Common Stock
Schedule 7.1(r) — Resignations

**	The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 18, 2010, by and among (i) United American Healthcare Corporation, a Michigan corporation (the “Buyer”); (ii) John M. Fife, an individual, as the Seller Representative (as defined below); (iii) Pulse Sellers, LLC, a Utah limited liability company, solely for purposes of Section 1.3, (iv) Pulse Holdings, LLC, a Utah limited liability company, solely for purposesof Section 1.3(d), and (v) those Members and Warrant Holders of Pulse Systems, LLC, a Delaware limited liability company (the “Company”) set forth on Schedule 1.1 hereto. Each such Member and Warrant Holder is referred to herein individually as a “Seller” and collectively as the “Sellers.” Each of the Buyer and the Sellers are referred to herein individually as a “Party” and collectively as the “Parties.” The capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth in Exhibit A hereto.
     A. Each of the Sellers owns the number of Securities set forth opposite such Seller’s name on Schedule 1.1 hereto.
     B. Upon the terms and subject to the conditions set forth herein, the Buyer desires to purchase from the Sellers and the Sellers desire to sell to the Buyer the Securities (the “Securities Purchase”).
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:
ARTICLE I
PURCHASE AND SALE OF SECURITIES
     1.1. Securities Purchase. On the terms and subject to the conditions of this Agreement, and for the consideration set forth in Section 1.2, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, those Securities owned by each such Seller set forth on Schedule 1.1, free and clear of all Liens.
     1.2. Purchase Price.
     Subject to the adjustment set forth in Section 1.4, the Buyer agrees to pay to the Sellers in full consideration for the Securities an amount equal to $5,918,796.58 (the “Purchase Price”), payable as set forth in Section 1.3, which shall be allocated among the Sellers in the manner specified on Schedule 1.1.
     1.3. Payment of the Purchase Price.
     The Purchase Price shall be paid by the Buyer as follows:
          (a) The Buyer shall deliver the following to the Escrow Agent:
               (i) at the Closing, cash in an amount equal to $100,000 (the “Cash Escrow Amount”); and

               (ii) when, and if, Buyer Shares (as defined below) are issued pursuant to Section 1.3(d), the number of shares of Buyer Common Stock (the “Stock Escrow Shares”) equal to (x) 402,010 shares, less (y) the number of shares of Buyer Common Stock that would have been disbursed from the Escrow Account for a Claim or Adjustment (as such terms are defined in the Escrow Agreement) pursuant to the terms of this Agreement and the Escrow Agreement on or prior to the Buyer Share Delivery Date had the Stock Escrow Shares been delivered to the Escrow Agent on the Closing Date; and if Buyer Shares are not issued, at the time Common Units are returned to the Sellers pursuant to Section 1.3(d), the number of Common Units (the “Escrow Units”) equal to (A) 366,535 Common Units, less (B) the number of Common Units determined by dividing (I) the aggregate amount of all Claims and Adjustments for which shares of Buyer Common Stock would have been disbursed from the Escrow Account pursuant to the terms of this Agreement and the Escrow Agreement on or prior to the Returned Common Unit Delivery Date had the Stock Escrow Shares been delivered to the Escrow Agent on the Closing Date, by (II) the Common Unit Price.
          (b) The Buyer shall deliver to the Seller Representative on behalf of the Sellers cash in an amount equal to $2,568,796.58 less the Cash Escrow Amount.
          (c) The Buyer shall deliver to the Seller Representative on behalf of the Sellers a Secured Promissory Note in the form attached hereto as Exhibit B having a principal amount equal to $1,750,000 (the “Note”) in favor of Pulse Sellers, LLC, a Utah limited liability company owned by the Sellers (“Pulse Sellers”). The Note shall be secured by a Pledge and Security Agreement in the form attached hereto as Exhibit C (the “Pledge Agreement”) made with respect to all of the Securities acquired hereunder, which shall grant Pulse Sellers a second-position security interest in the Securities.
          (d) Upon the Buyer’s receipt of Shareholder Approval, which the Buyer covenants it shall use its reasonable best efforts to obtain, the Buyer shall deliver to the Seller Representative on behalf of the Sellers a number of shares of Buyer Common Stock equal to (i) 1,608,040 shares (the “Buyer Shares”), less (ii) 402,010 shares. In the event the Buyer fails to receive Shareholder Approval on or before December 31, 2010, the Buyer shall deliver to Pulse Holdings, LLC, a Utah limited liability company owned by the Sellers (“Pulse Holdings”), on behalf of the Sellers, a number of Common Units equal to (x) 1,314,945 Common Units (the “Returned Common Units”) less (y) 366,535 Common Units, which Returned Common Units shall be free from all Liens of any kind, nature and description other than Liens in favor of Fifth Third Bank. Additionally, upon the return to Pulse Holdings of Returned Common Units, the Buyer covenants and agrees to take all actions required by the LLC Agreement, as amended, to admit Pulse Holdings as a member of the Company, including the voting of all of its Common Units in favor of admitting Pulse Holdings as a member of the Company. Each of the Sellers and Pulse Holdings acknowledges and agrees that all Returned Common Units shall be pledged in accordance with a pledge agreement in the form required by Fifth Third Bank.
          (e) Notwithstanding anything to the contrary herein, if and to the extent that Buyer Shares are issued hereunder, on any date the issuance of any Buyer Shares to a Seller would result in such Seller being deemed the beneficial owner of more than 9.99% of the then-Outstanding Buyer Common Stock, then such Seller shall not have the right to receive, and the Buyer shall not be permitted to issue, any Buyer Shares in the name of such Seller as shall cause such Seller to be deemed the beneficial owner of more than 9.99% of the then Outstanding Buyer Common Stock. To the extent Buyer Shares are issued and the Buyer is restricted from issuing Buyer Shares to a Seller pursuant to this Section 1.3(e), the Buyer shall retain such unissued Buyer Shares until such time that it receives written notice from the applicable Seller that it may receive Buyer Shares. Upon the receipt of such notice, the Buyer shall issue to such Seller the number of Buyer Shares specified in such Seller’s notice, up to the maximum number of Buyer Shares issuable to such Seller under this Agreement, in the manner otherwise specified in this Agreement.
          (f) If the Buyer or the Company, as applicable, shall at any time prior to the issuance of Buyer Shares or the return of Common Units, as applicable, subdivide the Buyer Common Stock or the Common Units, by split-up or stock or unit split, or otherwise, or combine the Buyer Common Stock or the Common Units, or issue additional shares of Buyer Common Stock or Common Units as a dividend or distribution, the number of Buyer Shares issuable or Common Units returned pursuant to Section 1.3(d) shall forthwith automatically be increased proportionately in the case of a subdivision, split, stock dividend, or unit distribution, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Common Unit Price and the Buyer Measuring Price. Any adjustment under this Section 1.3(f) shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
          (g) In case of any reclassification, capital reorganization, or change in the equity of either the Buyer or the Company (other than as a result of a subdivision, combination, stock dividend or unit distribution provided for in Section 1.3(f) above), then the Buyer and the Company, as applicable, shall make appropriate provision so that the Sellers shall receive the kind and amount of shares of stock or units and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Buyer Common Stock or Common Units as were required to be delivered to the Sellers hereunder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Sellers so that the provisions hereof shall thereafter be applicable with respect to any shares of Buyer Common Stock, Common Units or other securities and property deliverable hereunder.
     1.4. Purchase Price Adjustments.
          (a) Closing Statement. Within 60 days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Seller Representative a closing statement (the “Closing Statement”), setting forth (x) the Net Working Capital of the Company as of immediately prior to the Closing (the “Final Net Working Capital”), (y) the Cash as of immediately prior to the Closing as evidenced by bank statements (the “Final Cash”), and (z) the Indebtedness as of immediately prior to the Closing (the “Final Indebtedness”). The Closing Statement is to be prepared (i) in accordance with GAAP consistently applied and, (ii) consistent with the Company’s historic accounting practices so long as such practices are in accordance with GAAP. The Buyer and the Sellers agree that the sole purpose of the purchase price adjustment contemplated by this Section 1.4 is to measure changes between the Target Net Working Capital and the Final Net Working Capital, between the Target Cash and the Final Cash and between the Target Indebtedness and the Final Indebtedness.
          (b) Dispute. Within 60 days following receipt by the Seller Representative of the Closing Statement, the Seller Representative shall deliver written notice to the Buyer of any dispute the Sellers have with respect to the preparation or content of the Closing Statement. Such notice must describe in reasonable detail the items contained in the Closing Statement that the Sellers dispute and the basis for any such disputes. If the Seller Representative does not notify the Buyer of a dispute with respect to the Closing Statement within such 60-day period, such Closing Statement will be final, conclusive and binding on the Parties. In the event of a notification of a dispute by the Seller Representative, the Buyer and the Seller Representative shall negotiate in good faith to resolve such dispute. If the Buyer and the Seller Representative, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Seller Representative advises the Buyer of the Sellers’ objections, then the Buyer and the Seller Representative jointly shall engage the firm of Plante & Moran, PLLC, a Michigan professional limited liability company (the “Arbitration Firm”), to resolve such dispute. The Arbitration Firm shall have 45 days after engagement to resolve the dispute and render its decision. The Arbitration Firm shall only consider those items and amounts set forth on the Closing Statement as to which the Buyer and the Seller Representative have disagreed within the time period specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. Upon the agreement of the Buyer and the Seller Representative or the decision of the Arbitration Firm, the Closing Statement will be final, conclusive and binding on the parties. The fees, expenses and costs of the Arbitration Firm will be borne equally by the Buyer and the Sellers.
          (c) Access. For purposes of complying with the terms set forth in this Section 1.4, each Party shall cooperate with and make available to the other Parties and the Arbitration Firm and their respective representatives all information, records, data and working papers, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Closing Statement and the resolution of any disputes thereunder.
          (d) Downward Adjustment. If the Final Net Working Capital (as finally determined pursuant to Section 1.4(b)) is less than the Target Net Working Capital, then the Purchase Price will be adjusted such that the net effect to the Purchase Price is a decrease in an amount equal to the shortfall between the Final Net Working Capital and the Target Net Working Capital (the “Downward Adjustment Amount”) and the Escrow Agent shall, in accordance with the Escrow Agreement, pay an amount equal to the Downward Adjustment Amount from the Escrow Account to the Buyer. To the extent there is sufficient cash in the Escrow Account, the Escrow Agent shall pay the Downward Adjustment Amount in cash by wire transfer of immediately available funds to an account designated in writing by the Buyer. To the extent the Downward Adjustment Amount exceeds the amount of cash in the Escrow Account (the “Downward Adjustment Available Cash”), (i) the Escrow Agent shall pay the amount of the Downward Adjustment Available Cash in cash by wire transfer of immediately available funds to an account designated in writing by the Buyer and (ii) at Buyer’s option either (A) the Escrow Agent shall pay the excess of the Downward Adjustment Amount over the Downward Adjustment Available Cash in Buyer Shares having a value equal to such excess based on the Buyer Measuring Price as of the payment date or in Escrow Units having a value equal to such excess based on the Common Unit Price, or (B) such excess may be offset against the outstanding principal due under the Note. If Buyer elects the option under sub-clause (A) of the immediately preceding sentence and the combination of cash and Buyer Shares or Escrow Units, as applicable, in the Escrow Account is insufficient for the Escrow Agent to pay the entire Downward Adjustment Amount from the Escrow Account, the shortfall of the Downward Adjustment Amount that was not paid out of the Escrow Account, up to the Purchase Price less the portion of the Downward Adjustment Amount that was paid out of the Escrow Account, shall be paid in cash by the Sellers, on a pro rata basis according to their respective Pro Rata Shares, by bank wire transfer of immediately available funds, to an account designated in writing by the Buyer, or, at the option of the Buyer, such shortfall may be offset against the outstanding principal due under the Note. Such payments shall be made to the Buyer within five Business Days from the date on which the Final Net Working Capital is finally determined pursuant to Section 1.4(b).
          (e) Upward Adjustment. If the Final Net Working Capital (as finally determined pursuant to Section 1.4(b)) is greater than the Target Net Working Capital, then the Purchase Price will be adjusted such that the net effect to the Purchase Price is an increase in an amount equal to the excess of the Final Net Working Capital over the Target Net Working Capital (the “Upward Adjustment Amount”). The Buyer shall pay or cause to be paid to the Seller Representative on behalf of the Sellers an amount in cash equal to the Upward Adjustment Amount. Such payment shall be made to the Seller Representative within five Business Days from the date on which the Final Net Working Capital is finally determined pursuant to Section 1.4(b).
          (f) Adjustment for Cash. In addition to any adjustment made pursuant to Section 1.4(d) or Section 1.4(e), (i) if the Final Cash (as finally determined pursuant to Section 1.4(b)) is greater than the Target Cash, then the Purchase Price will be increased by an amount equal to the excess of the Final Cash over the Target Cash and the amount of such increase will be added to the Upward Adjustment Amount calculated in Section 1.4(e) or deducted from the Downward Adjustment Amount calculated in Section 1.4(d), as applicable, and (ii) if the Final Cash (as finally determined pursuant to Section 1.4(b)) is less than the Target Cash, then the Purchase Price will be decreased by an amount equal to the shortfall between the Final Cash and the Target Cash and the amount of such decrease will be added to the Downward Adjustment Amount calculated in Section 1.4(d) or deducted from the Upward Adjustment Amount calculated in Section 1.4(e), as applicable.
          (g) Adjustment for Indebtedness. In addition to any adjustment made pursuant to Section 1.4(d), Section 1.4(e) or Section 1.4(f), (i) if the Final Indebtedness (as finally determined pursuant to Section 1.4(b)) is less than the Target Indebtedness, then the Purchase Price will be increased by an amount equal to the excess of the Target Indebtedness over the Final Indebtedness and the amount of such increase will be added to the Upward Adjustment Amount calculated in Section 1.4(e) or deducted from the Downward Adjustment Amount calculated in Section 1.4(d), as applicable, and (ii) if the Final Indebtedness (as finally determined pursuant to Section 1.4(b)) is greater than the Target Indebtedness, then the Purchase Price will be decreased by an amount equal to the shortfall between the Final Indebtedness and the Target Indebtedness and the amount of such decrease will be added to the Downward

Adjustment Amount calculated in Section 1.4(d) or deducted from the Upward Adjustment Amount calculated in Section 1.4(e), as applicable.
ARTICLE II
CLOSING
     2.1. Time of the Closing. The consummation of the Securities Purchase contemplated by this Agreement (the “Closing”) shall be held at the offices of Chicago Venture Partners, L.P., an Illinois limited partnership (“CVP”), on June 18, 2010 at 10:00 a.m. local time, or at such other time and place as the Sellers and the Buyer may mutually agree. Notwithstanding the actual time the deliveries of the Parties are made on the Closing Date, the Parties agree that the Closing shall be effective and deemed for all purposes to have occurred as of 12:01 a.m., Central Daylight Time, on the Closing Date.
     2.2. Deliveries. At the time of the Closing, (a) the sale and transfer of the Securities will be effected by delivery by the Seller Representative to the Buyer of (i) a duly executed Assignment of Units from each Seller of Common Units in the form attached hereto as Exhibit D (a “Unit Assignment”), and (ii) a duly executed Assignment of Warrant from each Seller that is a Warrant Holder in the form attached hereto as Exhibit E (a “Warrant Assignment,” and together with the Unit Assignments, the “Assignments”); (b) the Seller Representative and each of the Sellers will deliver to the Buyer the various instruments and documents referred to in Section 7.1 below; (c) the Buyer will deliver to the Seller Representative the Purchase Price as set forth in Section 1.3 above, and the Seller Representative shall deliver the Purchase Price to each Seller in accordance with Schedule 1.1 and subject to Section 2.3(c)(iii) below; and (d) the Buyer will deliver to the Seller Representative for delivery by him to the Sellers the instruments and documents referred to in Section 7.2 below.
     2.3. Seller Representative.
          (a) Each Seller irrevocably appoints and designates John M. Fife as such Seller’s agent and representative (the “Seller Representative”) for all purposes of this Agreement. Each Seller and their respective executors, administrators, legal representatives, successors, heirs, and permitted assigns shall be bound by any and all actions taken by the Seller Representative on their behalf under or otherwise relating to this Agreement and the transactions contemplated hereunder as if such actions were expressly ratified and confirmed by each of them. In the event the Seller Representative is unable or unwilling to serve or shall resign, a successor Seller Representative shall be selected by the holders of a majority of the Securities (with the Warrant Holders voting on an as exercised basis) outstanding immediately prior to the Closing. Such successor Seller Representative shall be designated by an instrument in writing signed by the Sellers (or their successors in interest) holding a majority of the Securities (with the Warrant Holders voting on an as exercised basis) outstanding immediately prior to the Closing, and such appointment shall become effective as to the successor Seller Representative when such instrument shall have been delivered to him or her and a copy thereof delivered to the Buyer and the Escrow Agent. Each successor Seller Representative shall have all the power, rights, authority and privileges hereby conferred upon the original Seller Representative.

          (b) The Buyer and the Escrow Agent shall be entitled to rely upon any communication or writings given or executed by the Seller Representative on behalf of the Sellers. All communications or writings to be sent to the Sellers pursuant to this Agreement may be addressed to the Seller Representative and any such communication or writing so sent shall be deemed notice to all of the Sellers hereunder. The Sellers hereby consent and agree that the Seller Representative is authorized to accept deliveries, including any notice, on behalf of each Seller pursuant hereto.
          (c) The Seller Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Seller, with full power in each Seller’s name and on each Seller’s behalf to act according to the terms of this Agreement in the reasonable discretion of the Seller Representative; and in general to do all things and to perform all acts including executing and delivering all agreements, certificates, receipts, instructions, notices and other instruments contemplated by or deemed advisable in connection with this Agreement, including the right to:
               (i) receive all notices or documents given or to be given to each Seller pursuant hereto or in connection herewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement. The Seller Representative shall promptly forward a copy of such notice of process to each Seller.
               (ii) receive from the Sellers the Assignments and deliver at the Closing the foregoing in exchange for each Seller’s respective portion of the Purchase Price payable with respect to such Securities;
               (iii) upon confirmation of the receipt of wire transfers or certified or official bank check, and Buyer Shares or Returned Common Units, as applicable, sign and deliver to the Buyer at the Closing and on the Buyer Share Delivery Date or Returned Common Unit Delivery Date, as applicable, and to the Buyer and the Escrow Agent at each subsequent Escrow Disbursement Date a receipt for such Seller’s portion of the consideration and forward such amount to each Seller pursuant to Schedule 1.1, net of any unreimbursed transaction fees and expenses incurred by the Seller Representative in connection with the Securities Purchase and the transactions contemplated hereby, including financial advisory fees, legal fees and expenses, broker and finder fees and expenses of accountants;
               (iv) deliver to the Buyer at the Closing all certificates and documents to be delivered to the Buyer by each such Seller pursuant to this Agreement, together with any other certificates and documents executed by each such Seller and deposited with the Seller Representative for such purpose; and
               (v) take such action on behalf of the Sellers as the Seller Representative may deem appropriate in respect of:
                    (A) waiving any inaccuracies in the representations or warranties of the Buyer contained in this Agreement or in any document delivered by the Buyer pursuant hereto;

                    (B) waiving the fulfillment of any of the conditions precedent to the Sellers’ obligations hereunder, except with respect to payment of the consideration due to a Seller;
                    (C) amending the Escrow Agreement;
                    (D) taking such other action as the Seller Representative is authorized to take under this Agreement;
                    (E) receiving all documents or certificates and making all determinations, on behalf of the Sellers, required under this Agreement;
                    (F) all such other matters as the Seller Representative may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby; and
                    (G) taking all such action as may be necessary after the Closing Date to carry out any of the transactions contemplated by this Agreement.
Notwithstanding the foregoing or anything to the contrary in this Agreement, this Agreement, and the Sellers’ rights to the Purchase Price and the amount thereof, may not be altered, amended, or modified, in any respect without the prior written consent of each Seller. In addition, all actions of the Seller Representative must be applied to each of the Sellers on an equal basis based upon their respective Pro Rata Shares.
This power of attorney and all authority hereby conferred is granted subject to the interest of the Sellers hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Seller, by operation of law, whether by such Seller’s death, disability or by any other event.
          (d) The execution of this Agreement by the Sellers shall constitute approval of: (i) the Escrow Agreement and all of the arrangements relating thereto, including, without limitation, the deposit of the Cash Escrow Amount and the Stock Escrow Shares or Escrow Units, as applicable, in escrow to secure the Sellers’ indemnification obligations under ARTICLE VIII of this Agreement and any Downward Adjustment Amount under Section 1.4(d) of this Agreement in the manner set forth herein, (ii) the appointment of the Seller Representative as their representative for purposes of the Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Seller, and the taking by the Seller Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under the Escrow Agreement, and (iii) all of the other terms, conditions and limitations in the Escrow Agreement.
          (e) The appointment of the Seller Representative hereunder is irrevocable and any action taken by the Seller Representative pursuant to the authority granted in this Section 2.3 shall be effective and absolutely binding on each Seller notwithstanding any contrary action of, or direction from, a Seller, except for actions taken by the Seller Representative which are in bad faith or grossly negligent. The death or incapacity of a Seller shall not terminate the prior authority and agency of the Seller Representative.

          (f) The Seller Representative may resign at any time by giving notice to each Seller, and such resignation shall be effective upon the appointment and qualification of a successor. The Seller Representative may be discharged, and replaced by another person to act as his or her successor, by an instrument in writing signed by a majority of the Sellers (or their successors in interest).
          (g) In performing any of his or her duties as Seller Representative under this Agreement, the Seller Representative shall not incur any Liability to any Person, except for Liability caused by the Seller Representative’s willful misconduct or gross negligence. Accordingly, the Seller Representative shall not incur, or be liable for, any such Liability for (i) any action that is taken or omitted to be taken in good faith regarding any questions relating to the duties and responsibilities of the Seller Representative under this Agreement, or (ii) any action that is taken or omitted to be taken in reliance upon any instrument that the Seller Representative shall in good faith believe to be genuine, to have been signed or delivered by a proper person or persons and to conform with the provisions of this Agreement.
          (h) The Sellers, severally and not jointly, shall indemnify, defend and hold harmless the Seller Representative against, from and in respect of any Liability or Damages arising out of or resulting from the performance of his or her duties hereunder or in connection with this Agreement (except for Liabilities or losses arising from the gross negligence or willful misconduct of the Seller Representative). Neither the Buyer nor the Escrow Agent shall be liable to the Sellers for dealing with the Seller Representative.
          (i) The Sellers represent that in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, they have relied solely on their own independent investigation and each such Seller’s own assessment of the past, current, and future business, federal and state regulatory requirements, and operational requirements of the Company and the Business. Each Seller has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company’s Business and financial affairs, which questions were answered to its satisfaction. Each Seller believes that it has received all the information such Seller considers necessary or appropriate for deciding whether to sell its Securities. Accordingly, the Sellers acknowledge, represent and warrant that neither the Seller Representative nor any of his Affiliates has made, and the Sellers have not relied upon, any representations and warranties of the Seller Representative or his Affiliates of any nature whatsoever.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
     As a material inducement to the Buyer to enter into this Agreement, each Seller represents and warrants to the Buyer, as of the Closing, as follows:
     3.1. Organization of the Sellers
          (a) If such Seller is a limited partnership, such Seller is duly organized, validly existing and in good standing (or having comparable active status) under the laws of the jurisdiction of its formation.

          (b) If such Seller is a corporation, such Seller is duly incorporated, validly existing and in good standing (or having comparable active status) under the laws of the jurisdiction of its formation.
     3.2. Authority for Agreement. Such Seller (i) if a limited partnership, has the requisite limited partnership power and authority to execute and deliver this Agreement and each of the Transaction Documents, as applicable to such Seller and to perform its obligations hereunder and thereunder, (ii) if a corporation, has the full corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents, as applicable to such Seller and to perform its obligations hereunder and thereunder, and (iii) if an individual, has the requisite legal capacity to execute and deliver this Agreement and each of the Transaction Documents, as applicable to such Seller and to perform its obligations hereunder and thereunder. Such Seller has approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of such Seller, whether by the members, partners, shareholders, managers or otherwise, are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which such Seller is a party have been duly executed and delivered by such Seller and are legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.
     3.3. Consents and Approvals; No Violation. Except as set forth on Schedule 3.3, the execution, delivery and performance by such Seller of this Agreement and the other documents contemplated hereby and the consummation by such Seller of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any of the terms of the Governing Documents of such Seller or any resolution adopted by the managers, partners, shareholders or directors of such Seller, if applicable, or (y) any note, debt instrument, security agreement, mortgage or any other contract to which such Seller is a party or by which it is bound or any material Law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to such Seller, except as provided in the Loan Documents; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any Person upon any of the Securities or any of the properties or assets of the Company. Except as set forth on Schedule 3.3, no notice to, filing with, or consent of, any Person is necessary in connection with, nor is any “change of control” provision triggered by, the execution, delivery or performance by such Seller of this Agreement and the other documents contemplated hereby nor the consummation by such Seller of the transactions contemplated hereby or thereby.

     3.4. Seller Ownership of Company Interests. Immediately prior to the consummation of the transactions contemplated hereby, each Seller holds of record and beneficially the Securities as are set forth across such Seller’s name on Schedule 1.1, free and clear of any Lien other than each Seller’s respective Pledge and restrictions imposed by the LLC Agreement, the Rights Agreement and federal and state securities laws. Except as set forth on Schedule 3.4, there are no proxies, voting rights, equityholders agreements or other agreements or understandings, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of the Securities or other ownership of Equity Interests of the Company.
     3.5. Accredited Investor; Investment. Such Seller is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Such Seller acknowledges that the Buyer Shares have not been, nor are they contemplated to be, registered under any federal, state or local securities laws, and may not be resold unless permitted under applicable exemptions from registration contained in such securities laws or upon satisfaction of the registration or qualification requirements of such securities laws. Such Seller acknowledges and agrees that it must bear the economic risk of its investment in the Buyer Shares for an indefinite period of time, since such investment has not been registered or qualified under such securities laws. Such Seller is not acquiring the Buyer Shares with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. Such Seller has received certain information concerning the Buyer (including, but not limited to, the Buyer’s SEC Documents) and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares. Such Seller, together with its shareholders, partners, directors and officers, is familiar with investments of the nature of the investment in the Buyer Shares, understands that this investment involves substantial risks, has adequately investigated the Buyer and has substantial knowledge and experience in financial and business matters, such that it is capable of evaluating, and has evaluated, the merits and risks inherent in acquiring the Buyer Shares, and is able to bear the economic risks of such investment.
     3.6. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon such Seller for any commission, fee or other compensation payable as a finder or broker because of any act or omission by such Seller.
     3.7. Disclosure. Solely with respect to each Seller, to such Seller’s Knowledge, no representation or warranty by such Seller contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY
     As a material inducement to the Buyer to enter into this Agreement, the Sellers jointly and severally represent and warrant to the Buyer as of the Closing, as follows:
     4.1. Organization and Power. The Company is a limited liability company, duly formed and validly existing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the nature of its business or its ownership or leasing of property requires it to be qualified, except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the business, operations, assets, or financial condition of the Company. Schedule 4.1 sets forth a list of each jurisdiction in which the Company owns or leases real property, conducts business and/or is qualified to do business as a foreign company. The Company has the requisite limited liability company power to carry on its business as presently conducted. The Company has no subsidiaries and owns no Equity Interests of any other Person.
     4.2. Consents and Approvals; No Violation to Result. Except as set forth on Schedule 4.2, the consummation of the transactions contemplated hereby do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate, permit the termination of or permit the acceleration of the performance required by (x) any of the terms of the Governing Documents of the Company or any resolution adopted by the board of managers or Members of the Company, or (y) any note, debt instrument, security agreement, mortgage or any other contract to which the Company is a party or by which it is bound or any material Law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Company, except as provided in the Loan Documents; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any Person upon any of properties or assets of the Company. Except as set forth on Schedule 4.2, no notice to, filing with, or consent of, any Person is necessary in connection with, nor is any “change of control” provision triggered by, the consummation of the transactions contemplated hereby.
     4.3. Capitalization. Schedule 4.3 sets forth a complete list and description of the outstanding Equity Interests of the Company, the number of units outstanding of each class or series of such Equity Interests, and the identity of the holders thereof, in each case indicating the class and number of units held. Other than (a) options to purchase up to 708,398 units, which are described on Schedule 4.3 (including the names of the grantees, the term of each warrant or option and the per unit exercise price), and (b) as otherwise disclosed on Schedule 4.3, (i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire Equity Interests of the Company is authorized or outstanding, and (ii) there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue, sell, transfer or repurchase, redeem or otherwise acquire any Equity Interests of the Company or any Person. Except as set forth on Schedule 4.3, there are no voting trusts, proxies, or other contracts or understandings with respect to the voting of any Equity Interests of the Company or that relate to the holding, registration, disposition of or that restrict the transfer or, any Equity Interests of the Company or any other issued or unissued ownership interest in the Company.
     4.4. Financial Statements.
          (a) Attached as Schedule 4.4 are true and complete copies of the following (collectively, the “Financial Statements”):

               (i) the audited balance sheets of the Company as of, and the related audited statements of income and cash flows for the fiscal years ending on, December 31, 2007 and December 31, 2008 (the “Audited Statements”);
               (ii) the unaudited consolidated balance sheet of the Company as of, and the related statement of income and cash flows for the fiscal year ending on December 31, 2009; and
               (iii) the unaudited consolidated balance sheet of the Company as of, and the related statement of income for, the four months ending April 30, 2010 (the “Latest Balance Sheet”).
          (b) Each such Financial Statement (in each case including the notes, schedules and auditors’ reports thereto, if any) has been prepared in accordance with GAAP, subject, in the case of the Financial Statements described in Section 4.4(a)(ii), to (i) a lack of footnotes, and (ii) changes resulting from normal year end adjustments, none of which will be material.
          (c) Each such Financial Statement (i) does not contain or reflect any material inaccuracies or discrepancies, (ii) has been maintained in accordance with good business and accounting practices and (iii) presents fairly the financial condition, results of operations and cash flows of the Company as of such dates and for the applicable periods then ended.
          (d) Since December 31, 2008, the Company has not been subject to an internal investigation regarding accounting or revenue recognition and no such investigation has been discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or the Board of Managers.
     4.5. Indebtedness.
     Other than the Indebtedness to Fifth Third Bank under the Loan Documents and the Leases, the Company does not have, and is not party to any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed, any Indebtedness. Other than the default by the Company under the terms of the Loan Agreement described on Schedule 4.5, the Company is not, and, to the Company’s and the Sellers’ Knowledge, no other party is, in material breach or default nor has any such default been asserted by any such party in writing, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under any of the Loan Documents.
     4.6. Absence of Undisclosed Liabilities.
     There are no material Liabilities of the Company, whether or not required by GAAP to be reflected on, reserved against or otherwise described in the Financial Statements, other than Liabilities (a) reflected or reserved against on the Financial Statements, (b) set forth on Schedule 4.6, or (c) that have arisen in the Ordinary Course since the date of the Latest Balance Sheet. Reserves are reflected on the Financial Statements against all material Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.

     4.7. Certain Developments.
     Since the date of the Latest Balance Sheet, the business of the Company has been conducted in the Ordinary Course except as set forth on Schedule 4.7. Since the date of the Latest Balance Sheet, except as set forth on Schedule 4.7 or as otherwise contemplated by this Agreement or any other Transaction Document, the Company has not:
          (a) suffered any Material Adverse Effect and there has not been any change, condition, event or development that is reasonably likely to have a Material Adverse Effect with respect to the Company;
          (b) declared, set aside, or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests;
          (c) amended or restated its Governing Documents;
          (d) issued or sold any note, bond, or other security or created, incurred, assumed, or guaranteed any Indebtedness, excluding draws on the Company’s revolving credit facility in the Ordinary Course;
          (e) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) in excess of $75,000;
          (f) changed its fiscal year or made any changes in financial or Tax accounting methods, principles, practices or policies, except as required by GAAP or applicable law, made or changed any Tax election, filed or amended any Tax Return or claim for refund of Taxes, entered into any closing agreement relating to an amount of Taxes, settled any claim or assessment relating to Taxes or consented to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;
          (g) made any capital expenditure (or series of related capital expenditures) or made a commitment for any capital expenditure (or series of related capital expenditures) involving more than $75,000;
          (h) sold, leased, subleased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course, in a transaction or series of related transactions for consideration in excess of $75,000;
          (i) settled any suit, action, claim, proceeding or investigation against or involving the Company; or
          (j) offered, agreed or committed, in writing or otherwise, to take any of the foregoing actions.

     4.8. Leased Real Property.
          (a) The Company does not have any interest in any real property in fee simple or otherwise other than the Leased Real Property.
          (b) Schedule 4.8(b) sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property. The Company has delivered to the Buyer a true and complete copy of all Leases. Except as set forth in Schedule 4.8(b), with respect to each of the Leases:
     (i) such Lease is legal, valid and binding on the Company and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor’s rights generally and limitations on the availability of equitable remedies;
     (ii) the transactions contemplated pursuant to this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor’s rights generally and limitations on the availability of equitable remedies;
     (iii) the Company’s possession and quiet enjoyment of the rights and benefits granted to the Company under such Lease have not been disturbed in any material respect and there are no known disputes with respect to such Lease;
     (iv) the Company, nor to the Company’s and the Sellers’ Knowledge, any other party to any Lease is in material breach or default under such Lease, and, to the Company’s and the Sellers’ Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of payments due under such Lease;
     (v) to the Company’s and the Sellers’ Knowledge, no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;
     (vi) none of the other parties to such Lease is an Affiliate of, or otherwise has any economic interest in, the Company,
     (vii) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;
     (viii) the Company has not collaterally assigned or granted any other security in such Lease or any interest therein; and

     (ix) there are no Liens on the Company’s estate or interest created by such Lease.
          (c) No Proceedings. To the Company’s and the Sellers’ Knowledge, there is no condemnation, expropriation or other proceeding in eminent domain or any similar proceeding pending, or to the Company’s and the Sellers’ Knowledge threatened, affecting the Company’s interest in any Leased Real Property. To the Company’s and the Sellers’ Knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending, or to the Company’s and the Sellers’ Knowledge, threatened, relating to the ownership, lease, use, occupancy or operation by the Company of any Leased Real Property.
          (d) Current Use. To the Company’s and the Sellers’ Knowledge, the current use by the Company of the Leased Real Property does not violate in any material respect any material Legal Requirement, instrument of record or agreement affecting any Leased Real Property.
     4.9. Tax Matters.
     Except as set forth on Schedule 4.9:
          (a) The Company has duly and timely filed all Tax Returns that it was required to file. All such Tax Returns are true, complete and correct in all material respects. All Taxes required to be paid prior to the Closing Date by the Company (whether or not shown on any Tax Return) have been paid. The Company is not a beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.
          (b) The Company has timely withheld and paid to the appropriate Taxing Authority all Taxes required by any Legal Requirement to have been withheld and paid to such Taxing Authority in connection with amounts paid or owing to any Person or Governmental Agency, including all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, partner, independent contractor, creditor, shareholder, affiliate, customer, supplier or other Person.
          (c) To the Company’s and the Sellers’ Knowledge, there is no dispute or claim concerning any Tax Liability of the Company claimed or raised by any Taxing Authority, and, to the Company’s and the Sellers’ Knowledge, none is threatened. Schedule 4.9 lists all United States federal, state, local and non-United States income Tax Returns filed by or with respect to the Company for any taxable period ended on or after December 31, 2004, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered or made available to the Buyer correct and complete copies of all material Tax Returns filed by, and all examination reports and statements of deficiencies assessed against or agreed to by, the Company since December 31, 2004. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitation applicable to the assessment of any Taxes against the Company. There are no pending or, to the Company’s and the Sellers’ Knowledge, threatened audits or Proceedings for or relating to any Liability in respect of Taxes of the Company The Company is not doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Sellers or the Company to the effect that the filing of Tax Returns may be required.
          (d) The Company is not a party to any Tax allocation, Tax sharing or other similar agreement, Tax indemnity obligation or other similar agreement, or other agreement or arrangement with respect to Taxes (including any closing agreement, gain recognition agreement or other material agreement relating to Taxes with any Taxing Authority). The Company has not granted any currently-effective power of attorney to represent or act for the Company before or in dealing with any Taxing Authority.
          (e) The Company has not elected to be classified as an association taxable as a corporation under Sections 301.7701-1 et seq. of the regulations promulgated by the U.S. Department of Treasury under the Code. The Company has been properly classified as a partnership for federal income tax purposes for its entire existence.
          (f) The accruals and reserves for Taxes reflected on the Latest Balance Sheet are adequate, and such accruals and reserves reflected in the Net Working Capital will be adequate, to cover all Taxes accruable through such date (including interest and penalties thereon) in accordance with GAAP.
     4.10. Contracts and Commitments.
          (a) Generally. Schedule 4.10 lists the following Contracts and other agreements to which the Company is a party:
     (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;
     (ii) any agreement (or group of related agreements) (including open purchase orders as of the Closing Date) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of goods or services, the performance of which may extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $50,000 per annum;
     (iii) any agreement (including open purchase orders as of the Closing Date) under which it manufactures or distributes products for any Person for consideration in excess of $50,000;
     (iv) any agreement concerning a partnership or joint venture;
     (v) any agreement (or group of related agreements) under which it has imposed a Lien (other than Permitted Liens) on any of its assets, tangible or intangible for an amount in excess of $50,000 or under which it has agreed to indemnify any other Person;
     (vi) any agreement with any employee or independent contractor regarding his or her employment or engagement other than an agreement for at will employment or engagement;
     (vii) any agreement with any manager, officer or executive-level employee, independent contractor, or agent, of the Company concerning exclusivity, confidentiality, non-solicitation or non-competition and any agreement restricting the Company from conducting any type of business in any location;
     (viii) any agreement that restricts the Company’s ability to solicit employees of another Person;
     (ix) any agreement under which it has advanced or loaned any amount to any of its managers, officers, and employees outside the Ordinary Course, and any agreement under which it has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;
     (x) any agreement (including open purchase orders as of the Closing Date) with any customer or supplier listed in Schedule 4.24 that currently is in effect or under which the Company has any Liability in excess of $50,000;
     (xi) any agreement with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency or advertising agency or other Person engaged in sales, distribution or promotional activities of the products or services of the Company, or any agreement to act as one of the foregoing, and in each case involving, or anticipated to involve, revenues or expenses of more than $50,000 in any twelve month period;
     (xii) any agreement or other instrument providing for indemnification of any Person with respect to Liabilities relating to any current or former business of the Company or any predecessor Person, other than (A) the Governing Documents of the Company or (B) marketing agreements, Leases and other commercial agreements entered into in the Ordinary Course;
     (xiii) any agreement (including purchase orders) containing any warranty by the Company to any other Person with respect to any product or service offered by the Company, where such warranty deviates in any material respect from the Company’s standard warranty terms offered for its customers;
     (xiv) any agreement with a Government Authority;
     (xv) any agreement that is a power of attorney executed on behalf of the Company;

     (xvi) any agreement that requires the Company to use any supplier or third party for all or substantially all of the Company’s requirements or needs or requires the Company to provide to other parties “most favored nation” pricing;
     (xvii) any agreement (including open purchase orders as of the Closing Date) with any customer or supplier providing for the payment or receipt by the Company of any rebate, discount, allowance or the like in excess of $15,000; and
     (xviii) any other agreement (or group of related agreements) (including open purchase orders as of the Closing Date) the performance of which involves consideration in excess of $50,000.
          (b) The Sellers have delivered a true and complete copy of each agreement (or a written summary of any oral agreement) listed on Schedule 4.10 to Buyer.
          (c) Except as set forth on Schedule 4.10, all of the Contracts (including the Leases and the Contracts set forth on Schedule 4.11(a)) are valid, binding and enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).
          (d) Except as set forth on Schedule 4.10, the Company has performed and complied in all material respects with all obligations required to be performed or complied with by the Company under any of the Contracts (including the Leases and the Contracts listed on Schedule 4.11(a)), including without limitation all manufacturing and reporting obligations thereunder.
          (e) Except as set forth on Schedule 4.10, the Company is not, and, to the Company’s and the Sellers’ Knowledge, no other party is, in material breach or default nor has any such default been asserted by any such party, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under any of the Contracts (including the Leases and the Contracts listed on Schedule 4.11(a)).
          (f) Neither the Company nor, to the Company’s and the Sellers’ Knowledge, the third parties to any of the Contracts, have repudiated any provision of any such Contract.
     4.11. Intellectual Property.
          (a) The Company has no registered patents, patent applications, copyright registrations, copyright applications, trademark registrations and trademark applications. The Company either owns or has a valid right to use all Intellectual Property used by the Company in connection with its Business, free and clear of all Liens. Except as set forth on Schedule 4.11(a), the Company has not infringed upon, and the Company is not misappropriating and has not misappropriated, any intellectual property rights of any other Person. To the Company’s and the Sellers’ Knowledge, no Person is infringing or has infringed or is misappropriating or has misappropriated any of the Intellectual Property.

          (b) There is neither pending, nor to the Company’s and the Sellers’ Knowledge, threatened, any Proceeding against the Company contesting the validity or right of the Company to use any of the Intellectual Property, and the Company has not received any oral or written notice of infringement upon or conflict with any asserted right of others nor is there a valid basis for such a notice.
          (c) Except with respect to commercially available “shrink wrap” software used by the Company, or as otherwise provided in the applicable license Contracts identified as such in Schedule 4.11(c), the Company does not have any obligation to compensate others for the use of any Intellectual Property. In addition, except as otherwise provided on Schedule 4.11(c), the Company has not granted to any other Person any license or other right to use, in any manner, any of the Intellectual Property used by the Company in connection with its Business, whether or not requiring the payment of Royalties.
     4.12. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Company.
     4.13. Governmental Licenses and Permits.
     Schedule 4.13 sets forth a complete listing and summary description of all material Licenses that are necessary or material to conduct the Business of the Company as currently conducted or proposed to be conducted by the Company. No loss or expiration of any such License is pending or, to the Company’s and the Sellers’ Knowledge, threatened (including as a result of the transactions contemplated by this Agreement and the other Transaction Documents) other than by reason of expiration in accordance with the terms thereof.
     4.14. Regulatory Compliance.
          (a) To the Company’s and the Sellers’ Knowledge, there are no actual or threatened enforcement actions or investigations by the FDA or any other Government Authority that has jurisdiction over the operations of the Company or its customers, and neither the Company nor the Sellers have any Knowledge that the FDA or any other Government Authority is considering such action.
          (b) All material reports, documents, claims, Licenses and notices required to be filed with, maintained for or furnished to the FDA or any other Government Authority by the Company, have been so filed, maintained or furnished by the Company. All such reports, documents, claims, Licenses and notices were complete and accurate in all material respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing) and remain complete and accurate in all material respects.
          (c) The Company has not, since January 1, 2007, received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other correspondence or notice from the FDA, or other Government Authority alleging or asserting noncompliance with any applicable Legal Requirement or License, and the Company and the Sellers have no Knowledge or reason to believe that the FDA or any other Government Authority is considering such action.

          (d) No License issued to the Company by the FDA or any other Government Authority has, since January 1, 2007, been limited, suspended, modified or revoked, and the Company and the Sellers have no Knowledge or reason to believe that the FDA or any other Government Authority is considering such action.
     4.15. Employees.
          (a) To the Company’s and the Sellers’ Knowledge (without any obligation of inquiry), no executive officer or key employee has any plans to terminate his or her employment with the Company. Schedule 4.15(a) lists any executive officer or key employee whose employment with the Company terminated since January 1, 2008.
          (b) Except as disclosed in Schedule 4.15(b), to the Company’s and the Sellers’ Knowledge, the Company has complied in all material respects with all applicable Legal Requirements relating to the employment of personnel and labor, including, but not limited to, ERISA, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security, Medicare, and other Taxes, including withholding requirements, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation, the Immigration Reform and Control Act of 1986, as amended, and characterizing individuals as independent contractors.
          (c) Except as disclosed in Schedule 4.15(b) or Schedule 4.15(c), from January 1, 2008 to the Closing Date, the Company has not: (i) been bound by or entered into any written or oral contract, agreement, or collective bargaining agreement with any labor organization or other representative of any employees of the Company, except as disclosed on Schedule 4.10; (ii) experienced any strike, work stoppage, or lockout, and none has been threatened in writing; (iii) been the subject of any grievance, unfair labor practice claim, charge of discrimination, or other material employee or labor dispute; and (iv) been the subject of any organizational effort made or threatened by or on behalf of any labor union with respect to employees of the Company, except as related to the collective bargaining agreements disclosed on Schedule 4.10. To the Company’s and the Sellers’ Knowledge, the Company has satisfied any notice or bargaining obligation it may have under any law or collective bargaining agreement to any employee representative.
          (d) Except as disclosed in Schedule 4.15(d), there are no outstanding amounts owed to employees or independent contractors of the Company other than salaries, commissions, bonuses and other compensation in the Ordinary Course.
          (e) Schedule 4.15(e) sets forth the name, title or position, citizenship and the annual or, as the case may be, hourly rate of compensation (including salary, bonuses and commissions), as of the Closing Date for each individual engaged by the Company as an employee or independent contractor whose annual income (of all types) from the Company has exceeded or is expected to exceed $60,000.

     4.16. Employee Benefit Plans.
          (a) Schedule 4.16 contains a complete and correct list of each Benefit Plan.
          (b) Each Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in all material respects in accordance with the terms of such Benefit Plan and the terms of any applicable collective bargaining agreement and, to the Company’s and the Sellers’ Knowledge, complies in form and in operation with the applicable requirements of ERISA, the Code, and other applicable Legal Requirements.
          (c) Neither the Company nor any ERISA Affiliate maintains, sponsors, contributes to, has any obligation to contribute to, or has any Liability or potential Liability under or with respect to, any Multiemployer Plan or any Employee Pension Benefit Plan subject to Code Sections 412 or 4971, ERISA Section 302 or Title IV of ERISA, or otherwise has any Liability or potential Liability under Title IV of ERISA. There is no lien pursuant to ERISA Sections 303(k) or 4068 or Code Sections 412(n) (as in effect prior to its repeal) or 430(k) in favor of, or enforceable by the Pension Benefit Guaranty Corporation or any other entity with respect to any of the assets of the Company.
          (d) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) with respect to each Benefit Plan have been properly and timely filed (taking into account any applicable extensions) and/or distributed to participants and other applicable individuals in accordance with the applicable requirements of ERISA and the Code.
          (e) Neither the Company nor any ERISA Affiliate maintains, sponsors, contributes to or has any obligation to contribute to, or has any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) other than in accordance with COBRA. The requirements of COBRA have been met with respect to each Benefit Plan and to each Employee Welfare Benefit Plan maintained by an ERISA Affiliate that is subject to COBRA.
          (f) The Company has materially complied with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder that apply to each Benefit Plan that is an Employee Welfare Benefit Plan.
          (g) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or properly accrued. All premiums or other payments for all periods ending on or before the Closing Date have been paid when due with respect to each Benefit Plan that is an Employee Welfare Benefit Plan.
          (h) Each Benefit Plan that is an Employee Pension Benefit Plan and that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) is so qualified with respect to any qualification requirement for which the applicable remedial amendment period has closed and has been determined by the Internal Revenue Service to be so qualified, either through receipt of a current favorable determination letter or through proper reliance on an opinion or advisory letter issued by the Internal Revenue Service with respect to such Employee Pension Benefit Plan, and nothing has occurred since the date of such determination, opinion or advisory letter that could adversely affect the qualified status of any such Employee Pension Benefit Plan. All such Employee Pension Benefit Plans have been timely amended for the requirements of the Tax legislation commonly known as “EGTRRA” and other interim Tax legislation.
          (i) There have been no Prohibited Transactions with respect to any Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. No Proceeding with respect to the administration or the investment of the assets of any Benefit Plan (other than routine claims for benefits) is pending or, to the Company’s or the Sellers’ Knowledge, threatened and there is no basis for any such Proceeding.
          (j) The Company is not obligated under the Benefit Plans (including, but not limited to, any nonqualified deferred compensation plan or arrangement) or otherwise to pay any separation, severance, termination or similar benefit as a result of any transactions contemplated by this Agreement or solely as a result of a change in control or ownership with the meaning of Section 280G of the Code. Neither the execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will increase the amount of benefits otherwise payable under any Benefit Plan or result in the acceleration of the time of payment, funding or vesting of any such benefits.
          (k) Except as required by any Legal Requirement, no provision or condition exists that would prevent the Company or the Buyer from terminating or amending any Benefit Plan at any time for any reason.
          (l) Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A and the regulations thereunder) meets, and has been operated in good faith in accordance with, the requirements of Code Sections 409A(a)(2), (a)(3), and (a)(4), and no assets of the Company have been directly or indirectly set aside in a trust or other arrangement described in Code Section 409A(b)(1) or are, or have been, subject to a “financial health” trigger described in Code Section 409A(b)(2).
     4.17. Affiliate Transactions.
     Other than as described on Schedule 4.17, no Seller nor any Affiliate of any Seller or the Company (a) is or was a party to any Contract or transaction with the Company (other than in such Affiliate’s capacity as an employee of the Company, the compensation for which is reflected on Schedule 4.15(e)), or (b) has any interest in or owns any asset, tangible or intangible, which is used in the Business of the Company and is material to the operation of the Business of the Company.

     4.18. Compliance with Laws.
     Except as set forth on Schedule 4.18, to the Company’s and the Sellers’ Knowledge, the Company and each of its independent contractors, agents and employees has complied with and is in compliance with all applicable Legal Requirements which affect the Business or to which the Company is subject, and no claim has been filed against the Company alleging a violation of any such Legal Requirement. Except as set forth on Schedule 4.18, the Company is not now subject (nor has the Company been subject) to any Proceeding, investigation, penalty assessment, or audit by any Government Authority or, to the Company’s and the Sellers’ Knowledge, any other allegation that the Company has violated the regulations of any such Government Authority or made a material false statement or omission to any Government Authority, including those related to government procurement.
     4.19. Environmental Matters.
     Except as set forth on Schedule 4.19, no environmental condition exists on any parcel of Leased Real Property which would violate any Environmental and Safety Requirement or permit condition, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced alleging any such violation. Without limiting the generality of the preceding sentence, the Company has obtained and the Company is in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required, and is in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all Environmental and Safety Requirements. Neither the Company nor its Affiliates nor, to the Company’s Knowledge, its predecessors have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual or for any reason under any Environmental and Safety Requirement. No parcel of Leased Real Property or piece of equipment exceeds any cleanup objectives as set forth by a Government Authority with jurisdiction over such Leased Real Property or equipment concerning asbestos, PCBs, methylene chloride, trichloroethylene, 1,2-trans-dichloreothylene, dioxins, dibenzofurans, pollutants, contaminants, petroleum products, hazardous materials, and Hazardous Substances. Hazardous waste (as defined in the regulations promulgated under the federal Resource Conservation and Recovery Act (“RCRA”) has not been treated, stored or disposed of on properties used in the Business in a manner prohibited by the Environmental and Safety Requirements. There are no underground storage tanks on any parcel of Leased Real Property. No parcel of Leased Real Property is classified as a treatment, storage or disposal facility pursuant to RCRA. The Company has provided to Buyer true and correct copies of all written environmental reports, audits, assessments, and investigations, and all other material environmental documents, relating to the Company, the Leased Real Property, the Business or any of the Company’s predecessors.

     4.20. Tangible Assets.
     Except as set forth on Schedule 4.20, the Company owns or leases, free and clear of Liens, all machinery, equipment, and other tangible assets necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects (patent and, to the Company’s and the Sellers’ Knowledge, latent), has been maintained in all material respects in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable in all material respects for the purposes for which it presently is used and presently is proposed to be used.
     4.21. Notes and Accounts Receivable.
     All notes and accounts receivable of the Company are reflected properly on the books and records of the Company and are valid receivables generated in the Ordinary Course, subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts (provided that collection practices remain consistent with the Company’s historical collection practices), except as are included in the reserves reflected in the Latest Balance Sheet and such credits or allowances granted by the Company in the Ordinary Course consistent with past practice.
     4.22. Insurance.
     Schedule 4.22 sets forth (i) the name of the insurer and the policy number with respect to each insurance policy (including policies providing property, vehicle, casualty, Liability, and workers’ compensation coverage and bond and surety arrangements and insurance certificates (including coverage for inventory purchased domestically and internationally)) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage, and (ii) a list of all claims, including workers’ compensation claims, since January 1, 2008 whether or not currently pending.
     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect following the Closing; (C) neither the Company nor, to the Company’s and the Sellers’ Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in any material respect, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three years by insurance in scope and amount customary and reasonable considering the size of the Company and the scope of the Business.
     4.23. Business Products; Product Liability Claims.
          (a) The Business Products comply in all material respects with all applicable Legal Requirements, including cGMPs and QSR, and the Company has filed all reports required by applicable Legal Requirements including MDRs with respect to the Business Products. The

Company has not received notice of any failure of the Company to comply with such Legal Requirements.
          (b) Except as set forth on Schedule 4.23(b), no Product Liability Claims have been made, or to the Company’s and the Sellers’ Knowledge, threatened, since January 1, 2007.
          (c) Except (i) as set forth on Schedule 4.23(c), or (ii) for conditions or warranties implied or imposed by any applicable Legal Requirement, the Company has not given any warranty or made any representation in respect of products or services supplied, manufactured, sold or leased by it.
          (d) All warranty claims and returns of Business Products made against the Company during the past two years involving more than $10,000 individually are set forth on Schedule 4.23(d).
          (e) There has not been, nor is there under consideration by the Company, any product recall or post-sale warning conducted by or on behalf of the Company concerning any Business Products.
     4.24. Customers and Suppliers.
     Schedule 4.24 lists (a) each of the ten largest customers of the Company based on revenues for goods sold or services provided over the past two years, (b) each of the ten largest suppliers of the Company based on the total cost of goods purchased by the Company for that period, and (c) the revenues generated from the ten largest customers of the Company during each calendar quarter since January 1, 2008. Except as set forth on Schedule 4.24, (A) no supplier listed in Schedule 4.24 (i) has stopped or materially decreased, (ii) to the Company’s and the Sellers’ Knowledge, has threatened to stop or materially decrease the rate of, or (iii) to the Company’s and the Sellers’ Knowledge (without any obligation of inquiry), as a result of the transactions contemplated by this Agreement, is reasonably likely to stop or materially decrease the rate of, supplying materials, products or services to the Company, and (B) no customer listed on Schedule 4.24 (x) has stopped or materially decreased, (y) to the Company’s and the Sellers’ Knowledge, has threatened to stop, or materially decrease the rate of, or (z) to the Company’s and the Sellers’ Knowledge (without any obligation of inquiry), as a result of the transactions contemplated by this Agreement, is reasonably likely to stop or materially decrease the rate of, purchasing materials, products or services from the Company.
     4.25. Litigation.
     Schedule 4.25 lists all civil or criminal litigation, arbitration, mediation or other Proceeding to which the Company, any product of the Company, any Seller, or any manager, officer, or employee of the Company (in their capacity as such) is or was a party that currently is pending, was settled or adjudicated within the past three years, was settled and adjudicated more than three years ago, but with respect to which the Company has unsatisfied Liability, any written claim received by the Company that could reasonably be expected to result in a Proceeding, or that, to the Company’s and the Sellers’ Knowledge, are threatened. Schedule 4.25 sets forth, with respect to each matter disclosed on such schedule, (i) the parties, (ii) the nature of dispute, (iii) the relief sought, (iv) the status of dispute, (v) the extent to which the Company ‘s insurance would cover the relief, and (vi) the Company’s assessment of its likelihood of prevailing.
     4.26. Disclosure.
     With respect to the Sellers and the Company, neither this Agreement and the other Transaction Documents to which any Seller is a party, nor any of the schedules or exhibits hereto or thereto, contains any untrue statement of a material fact or, when considered as a whole, omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.
     4.27. Herb Bellucci.
     That certain Option to Purchase Common Units issued by the Company to Herb Bellucci on March 20, 2009 (the “March 2009 Bellucci Option”) supersedes and replaces in its entirety the grant of options to Herb Bellucci under that certain Offer Letter dated July 24, 2007 sent by the Company to Herb Bellucci. Other than pursuant to the March 2009 Bellucci Option, Herb Bellucci has no claims with respect to equity in the Company.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
     The Buyer represents and warrants to the Sellers, as of the Closing, as follows:
     5.1. Organization. The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan, and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary. The Buyer has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to conduct its business as conducted.
     5.2. Authority for Agreement. The Buyer has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which the Buyer is or will be a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Buyer has duly approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and have authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. Other than Shareholder Approval, which the Buyer has not received with respect to the transactions contemplated hereby as of the date of this Agreement, no other proceedings on the part of the Buyer are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Buyer is a party have been duly executed and delivered by the Buyer and are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.
     5.3. No Violation to Result. The execution, delivery and performance by the Buyer of this Agreement and the other documents contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by, (x) any of the terms of the Governing Documents of the Buyer or any resolution adopted by the directors or shareholders of the Buyer, or (y) any note, debt instrument, security agreement, mortgage or any other Contract to which the Buyer is a party or by which it is bound; or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Buyer except to the extent the same would have a material adverse effect on the Buyer; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Lien, possibility of Lien, or restriction in favor of any Person upon any of the properties or assets of the Buyer. Other than as expressly set forth herein and other than notice to Nasdaq, no notice to, filing with, or consent of, any Person is necessary in connection with the execution, delivery or performance by the Buyer of this Agreement and the other documents contemplated hereby nor the consummation by the Buyer of the transactions contemplated hereby or thereby.
     5.4. Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Sellers or the Buyer for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Buyer.
     5.5. Accredited Investor; Investment. The Buyer is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Buyer acknowledges that the Securities have not been, nor are they contemplated to be, registered under any federal, state or local securities laws, and may not be resold unless permitted under applicable exemptions contained in such securities laws or upon satisfaction of the registration or qualification requirements of such securities laws. The Buyer acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time, since such investment has not been registered or qualified under such securities laws. The Buyer is not acquiring the Securities with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. Subject to its reliance on the express representations and warranties made by the Sellers in this Agreement, the Buyer, together with its shareholders, directors and officers, is familiar with investments of the nature of the investment contemplated under this Agreement, understands that this investment involves substantial risks, has adequately investigated the Company and the Business and has substantial knowledge and experience in financial and business matters, such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Securities, and is able to bear the economic risks of such investment. Further, the Buyer (i) represents and warrants that the Buyer is aware that as a condition to the Buyer becoming a member of the Company, it must execute a joinder agreement to the LLC Agreement and the Rights Agreement, (ii) understands that such agreements provide restrictions on the ability of the Buyer to sell, transfer, distribute, assign, mortgage, hypothecate or otherwise encumber the purchased Securities, and (iii) agrees that it will truthfully and completely answer all questions, and make all covenants, that the Company may, contemporaneously or hereafter, reasonably ask or demand for the purpose of establishing compliance with the Securities Act and applicable state securities laws with respect to the Buyer’s purchase of the Securities.
     5.6. Acknowledgement Regarding Transaction. The Buyer represents that in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, it has relied solely on its own independent investigation, the Fairness Opinion it caused to be prepared, the express representations, warranties, and covenants set forth in this Agreement, and the Buyer’s own assessment of the past, current, and future business, federal and state regulatory requirements, and operational requirements of the Company, their respective businesses, and the Business. Accordingly, the Buyer acknowledges, represents and warrants that, except as expressly set forth in this Agreement, neither the Sellers nor any officer, manager or employee of the Company has made, and the Buyer has not relied upon, any representations and warranties of any nature whatsoever.
     5.7. Access to Data. The Buyer has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company’s Business, management and financial affairs, this Agreement, including the Schedules and Exhibits attached hereto, and the transactions contemplated hereby, which questions were answered to its satisfaction. The Buyer believes that it has received all the information the Buyer considers necessary or appropriate for deciding whether to purchase the Securities.
     5.8. Acknowledgement Regarding Company Agreements. The Buyer acknowledges that the Company is a borrower under the Loan Agreement and a party to each of the other agreements set forth on Schedule 5.8. The Buyer represents that it has had a reasonable opportunity to review each such agreement and to ask questions of the Company and its officers regarding the terms and conditions thereof and that it is familiar with the Company’s obligations thereunder.
     5.9. Buyer Shares. Upon receipt of the Shareholder Approval and to the extent the Buyer Shares are delivered pursuant to Section 1.3(d), the Buyer Shares will be duly authorized by all necessary corporate action on the part of the Buyer, and, when issued and delivered as part of the Purchase Price, will have been duly and validly issued, fully paid and non-assessable, free from all Liens of any kind, nature and description.
     5.10. Buyer’s Common Stock. The Buyer has registered the Buyer Common Stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. The Buyer has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Buyer Common Stock under the Exchange Act, nor has the Buyer received any notification that the SEC is contemplating terminating such registration. The Buyer Common Stock is quoted on Nasdaq. Except as set forth on Schedule 5.10, the Buyer has received no notice, either oral or written, with respect to the continued eligibility of the Buyer Common Stock for quotation on Nasdaq, and the Buyer has maintained all requirements on its part for the continuation of such quotation. Except as set forth on Schedule 5.10, the Buyer has not, in the twelve (12) months preceding the date hereof, received notice from Nasdaq or any other exchange on which the Buyer Common Stock is or has been listed or quoted to the effect that the Buyer is not in compliance with the listing or maintenance requirements of such trading market.
     5.11. Buyer’s Filings. None of the Buyer’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer with the SEC under the Exchange Act on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the financial statements of the Buyer included in the Buyer’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     5.12. Absence of Certain Changes. Since March 31, 2010, there has been no material adverse effect, except as disclosed in the Buyer’s SEC Documents. Since the March 31, 2010, except as provided in the Buyer’s SEC Documents, the Buyer has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Buyer by any third party or material claims of the Buyer against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.
     5.13. Disclosure.
     Solely with respect to the Buyer, to the Buyer’s knowledge, no representation or warranty by the Buyer contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE VI
ADDITIONAL AGREEMENTS
     6.1. Tax Matters.
          (a) Transfer Taxes, Etc. All Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such taxes under applicable Law when due. The responsible Party shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.
          (b) Cooperation, Access to Information, and Record Retention. The Parties shall cooperate as and to the extent reasonably requested by any other Parties hereto in connection with the preparation and filing of Tax Returns as provided herein and any audit, litigation or other proceeding with respect to Taxes related to the Company. Such cooperation shall include the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer shall cause the Company to (A) retain all books and records with respect to the Company’s Taxes (including Tax Returns) relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations for assessment of Taxes for such respective taxable period (and, to the extent notified by the Sellers, any extensions thereof), and to abide by all record retention agreements entered into with any taxing authority, and (B) give the Parties hereto reasonable written notice prior to transferring, destroying or discarding any such books and records and, if a Party so requests, allow such Party to take possession of such books and records.
          (c) Tax Certificates, Etc. The Parties further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any Government Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.
          (d) Tax Proceedings. Any Party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to the Company which may give rise to Liability of another Party hereto, shall promptly notify such other Party within ten (10) business days of the receipt of such notice; provided, however, that a failure to give such notice will not affect any Indemnified Party’s right to indemnification hereunder except and only to the extent that Indemnifying Parties are actually damaged as a result of such failure to give notice. The Parties each agree to consult with and to keep the other Parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a Liability of such other Parties (including indemnity obligations hereunder). Except as provided in this Section 6.1, the provisions of ARTICLE VIII including the provisions therein addressing settlement authority, shall govern the manner in which Tax audits or administrative or judicial proceedings are resolved.
          (e) Characterization of Indemnity Payments. The Buyer and the Sellers agree to treat any indemnity payment made hereunder as an adjustment to the Purchase Price.

     6.2. Lockup Agreement. Each of the Sellers (other than Merrill Weber, who is not receiving Buyer Shares hereunder) shall enter into a Lockup Agreement in the form attached hereto as Exhibit F (the “Lockup Agreement”) pursuant to which, among other provisions, the Buyer Shares received by each Seller shall be subject to a six month lock-up beginning on the date the Buyer Shares are delivered, if at all, to the Sellers pursuant to Section 1.3(d) (the “Buyer Share Delivery Date”).
     6.3. Confidentiality; Covenant Not to Compete; Covenant Not to Solicit.
          (a) For a period of five (5) years following the Closing Date, each Seller will, and will cause its Affiliates to, treat and hold as confidential all of the proprietary and confidential information of the Buyer, and all of the confidential information of the Company and the Business (collectively, the “Confidential Information”), and refrain from using any of the Confidential Information, except (i) to consummate the Securities Purchase, and (ii) to satisfy any of such Seller’s obligations pursuant to, or enforce such Seller’s rights under, this Agreement or any of the Transaction Documents to which such Seller is a party, including such Seller’s obligation to defend against certain claims brought by third parties (including Tax audits) pursuant to ARTICLE VIII. At the request of the Buyer, each Seller shall, in such Seller’s discretion, promptly (i) deliver to the Buyer, or (ii) destroy (and provide written certification to the Buyer of such destruction), all tangible embodiments (and all copies) of the Confidential Information which is in its possession, except to the extent such Seller reasonably needs to retain any such Confidential Information to satisfy any of such Seller’s obligations pursuant to, or enforce such Seller’s rights under, this Agreement or any of the Transaction Documents to which such Seller is a party, including such Seller’s obligation to defend against certain claims brought by third parties (including Tax audits) pursuant to ARTICLE VIII, or as such Seller reasonably deems it is required to retain for legal, regulatory, or internal compliance purposes provided that such Seller agrees to maintain the confidentiality of such Confidential Information pursuant to this Section 6.3(a) for so long as such Seller retains such Confidential Information. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3(a). If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is, on the written advice of counsel, compelled to disclose any Confidential Information, such Seller may disclose the requested information; provided, however, that, at the request of the Buyer, such Seller will cooperate with the Buyer with respect to the Buyer’s attempts, if any, to limit the scope of disclosure or to obtain other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer designates. The foregoing provisions will not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure (other than as a result of a breach of this Section 6.3(a) by any Seller or any Affiliate of any Seller).
          (b) For a period of five (5) years following the Closing Date, no Seller nor any of its Affiliates will, directly or indirectly, knowingly solicit or hire any employee or consultant of the Company for any employment or consulting arrangement or otherwise interfere with such individual’s relationship with the Company or its Affiliates without the Buyer’s prior written consent, or induce or attempt to induce any current or former customer, supplier or other business relation of the Company or its Affiliates into any business relationship which might harm the Business. For the avoidance of doubt, the foregoing covenant shall not prohibit any of the Sellers from making general employment solicitations, including through want ads, internet posts, and the use of search firms, but only to the extent such practices do not directly target employees or consultants of the Company.
          (c) Each Seller acknowledges that its obligations under this Section 6.3 are of a special, unique and extraordinary character, that they are reasonably related to the legitimate business interests of the Buyer, the Company and its Affiliates, and that a failure to perform any such obligation or a violation of such obligations under this Section 6.3 would cause irreparable harm to the Buyer, the amount of which may not be readily ascertainable and for which adequate compensation could not be fashioned. Accordingly, each Seller agrees that the Buyer will have the right, without the need to prove irreparable injury or to post bond, to obtain an immediate injunction against any breach or threatened breach of this Section 6.3 by such Seller or any Affiliate of such Seller, as well as the right to pursue any and all other rights and remedies available at law or in equity.
     6.4. Buyer Reporting Requirements. From and after the Buyer Share Delivery Date:
          (a) Filings. Until the date that is the later of (x) twelve (12) months after the date on which all Buyer Shares have been released or distributed from the Escrow Account or (y) the date that is twelve (12) months after the Buyer Share Delivery Date (the “Filing Period”), the Buyer shall timely make all filings required to be made by it under the Securities Act, the Exchange Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Buyer to the extent necessary to permit the Sellers to sell such securities pursuant to Rule 144 without registration, and such reports shall conform to the requirement of the applicable laws, regulations and government agencies.
          (b) Information. The Buyer shall furnish to the Sellers, during the Filing Period, promptly upon request, (i) a written statement by the Buyer that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Buyer and such other reports and documents so filed by the Buyer, and (iii) such other information as may be reasonably requested to permit the Sellers to sell such securities pursuant to Rule 144 without registration.
          (c) Listing. The Buyer shall use best efforts to ensure that Common Stock is listed or quoted for trading on any of (a) NYSE Amex, (b) the New York Stock Exchange, (c) Nasdaq, or (d) the Nasdaq OTC Bulletin Board throughout the Filing Period.
     6.5. Redaction. To the extent permitted by applicable Legal Requirements, the Buyer covenants and agrees not to include the names of any of the customers or suppliers of the Company disclosed on Schedule 4.24 in any Form 8-K or other Buyer SEC Document and shall at all times treat such information with the same degree of care as the Buyer treats its own confidential information. To the extent the Buyer is required to disclose Schedule 4.24, the Buyer shall redact the identities of each customer and supplier set forth on Schedule 4.24, as well as any other information reasonably required by the Seller Representative.

     6.6. Delivery of Buyer Shares.
     The Buyer covenants and agrees that, within five (5) Business Days of its receipt of the Shareholder Approval, provided the Shareholder Approval is received prior to December 31, 2010, it will deliver to the Seller Representative on behalf of the Sellers an executed certificate registered in each Seller’s name representing such Seller’s Pro Rata Share of the number of Buyer Shares set forth in Section 1.3(d) and shall deliver to the Escrow Agent pursuant to the Escrow Agreement the Stock Escrow Shares.
     6.7. Notice of Redemption Default.
     In the event that the Company fails to make any payment with respect to a Monthly Closing (as defined in the Redemption Agreement) when due under the Redemption Agreement, each of the Company and the Buyer shall provide written notice to the Seller Representative of such nonpayment within five (5) Business Days after the due date for such payment.
     6.8. Further Assurances. Each Party will, either at or after the Closing, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the other Party to consummate the Securities Purchase and to effect the other purposes of this Agreement.
ARTICLE VII
CLOSING DELIVERIES
     7.1. Closing Deliveries of the Sellers. At the Closing, the Seller Representative shall deliver or cause to be delivered to the Buyer the following, subject to waiver, in part or in full, by the Buyer:
          (a) duly executed Assignments transferring each Seller’s Securities to the Buyer, which Securities shall be free and clear of any Lien other than the Pledge;
          (b) the Lockup Agreement;
          (c) an escrow agreement in the form attached hereto as Exhibit G (the “Escrow Agreement”) executed by the Seller Representative;
          (d) copies of all Consents set forth on Schedules 3.3 and 4.2, including (i) an acknowledgement by Boston Scientific Corporation (“Boston”) that the Services Agreement No. NV-06-000058-00 (the “Boston Services Agreement”) dated December 4, 2006 between the Company and Boston shall remain in full force and effect, without modification, after the Closing and a waiver of notice and of Boston’s right to terminate or renegotiate the terms of the Boston Services Agreement as a result of the transactions contemplated by this Agreement, and (ii) a waiver by Fifth Third Bank of any current event of default under the Loan Agreement, including any event of default that may result from, and a consent by Fifth Third Bank to, the consummation of the transactions contemplated by this Agreement, each in form and substance acceptable to the Buyer in its sole discretion;

          (e) evidence satisfactory to the Buyer in its sole discretion that all options of the Company have been or will be terminated within 30 days after the Closing;
          (f) a certificate of the Secretary of State of the state under the laws of which the Company is organized and each state in which the Company is required to be qualified to do business stating that the Company is in good standing or has comparable active status in such state;
          (g) a certificate of the Secretary of the Company (i) certifying that attached to such certificate are true and complete copies of (a) the Company’s certificate of formation, as amended through and in effect on the Closing Date, (b) the Company’s limited liability company agreement, as amended through and in effect on the Closing Date, and (ii) certifying as to the incumbency of the officers of the Company executing this Agreement and the Transaction Documents to which the Company is a party on behalf of the Company;
          (h) the Amended and Restated Rights Agreement executed by all members of the Company as of the Closing other than the Buyer;
          (i) the Noncompetition Agreements executed by each of John Gill and Grayson Beck in the form attached hereto as Exhibit I (the “Noncompetition Agreements”) that provides for extensions of their respective covenants not to compete against the Company by a period of one year;
          (j) the Management Services Agreement executed by the Company and Wacker Services, Inc., an Illinois corporation, in the form attached hereto as Exhibit J, regarding services to be performed for the Company by Robert Sullivan after the Closing Date (the “Wacker Services Agreement”);
          (k) the Termination Agreement executed by the Company and CVM, Inc. in the form attached hereto as Exhibit K, terminating the Management Services Agreement with CVM, Inc. (the “CVM Termination Agreement”);
          (l) the First Amendment to Second Amended and Restated Limited Liability Company Agreement of the Company executed by the Sellers and the managers of the Company in the form attached hereto as Exhibit L (the “LLC Agreement Amendment”);
          (m) the Redemption Agreement executed by the Company and Pulse Systems Corporation in the form attached hereto as Exhibit M, regarding the redemption of the Preferred Units of the Company (the “Redemption Agreement”);
          (n) the Amendment to Voting and Standstill Agreement executed by St. George Investments, LLC in the form attached hereto as Exhibit N (the “Standstill Agreement Amendment”);
          (o) the Second Amendment to Loan and Security Agreement executed by the Company and Fifth Third Bank in the form attached hereto as Exhibit O and the related documents referred to therein (the “Loan Amendment”);

          (p) the Warrant Purchase Agreement of even date herewith executed by all Warrant Holders party thereto in the form attached hereto as Exhibit P (the “Warrant Purchase Agreement”);
          (q) evidence satisfactory to the Buyer in its sole discretion that those Contracts with Affiliates set forth on Schedule 4.17 have been amended or terminated in a manner acceptable to the Buyer;
          (r) written resignations from the members of the Board of Managers of the Company who are listed on Schedule 7.1(r); and
          (s) a certificate executed by each Seller, signed under penalties of perjury and in form and substance as required under the Treasury Regulations issued pursuant to Code Section 1445 stating that such Seller is not a “Foreign Person” as defined in Code Section 1445.
     7.2. Closing Deliveries of the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller Representative the following, subject to waiver, in part or in full, by the Seller Representative:
          (a) the Purchase Price, other than the Buyer Shares, less the Cash Escrow Amount for distribution by the Seller Representative to the Sellers pursuant to Schedule 1.1 and in the amounts set forth on Schedule 1.1;
          (b) the Note;
          (c) the Pledge Agreement;
          (d) a joinder to the LLC Agreement executed by the Buyer;
          (e) the Amended and Restated Rights Agreement executed by the Buyer;
          (f) the Escrow Agreement executed by the Buyer;
          (g) the Standstill Agreement Amendment executed by the Buyer;
          (h) the Warrant Purchase Agreement executed by the Buyer;
          (i) evidence of delivery of the Cash Escrow Amount to the Escrow Agent;
          (j) a certificate of the Secretary of State of the State of Michigan stating that the Buyer is in good standing or has comparable active status in such state; and
          (k) a certificate of the Secretary of the Buyer (i) certifying that attached to such certificate are true and complete copies of (a) the Buyer’s articles of incorporation, as amended through and in effect on the Closing Date, (b) the Buyer’s bylaws, as amended through and in effect on the Closing Date, and (c) resolutions of Buyer’s board of directors authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which the Buyer is a party and consummation of the transactions contemplated by this Agreement and the Transaction Documents to which the Buyer is a party, and (ii) certifying as to the incumbency of the officer(s) of Buyer executing this Agreement and the Transaction Documents to which the Buyer is a party on behalf of the Buyer.
ARTICLE VIII
INDEMNITY
     8.1. General Indemnification. From and after the Closing Date:
          (a) By the Sellers in Favor of the Buyer. Each Seller, severally and not jointly with respect to the representations contained in Article III and such Seller’s covenants and agreements contained in Section 6.3, but jointly and severally with respect to the representations contained in Article IV and any covenants and agreements of the Sellers contained in this Agreement other than those in Section 6.3 up to the sum held in the Escrow Account and $1,000,000 of the principal amount of the Note (and severally and not jointly for any Damages payable hereunder in excess of the sum held in the Escrow Account and $1,000,000 of the principal amount of the Note), agrees to indemnify and hold harmless against and pay on behalf of or reimburse as and when incurred, the Buyer and its Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Buyer Indemnitees”) for any and all Damages it may suffer, sustain or incur as a result of, in connection with, relating or incidental to or by virtue of:
               (i) any facts or circumstances which constitute a breach of any representation or warranty contained in Article IV under this Agreement or in the Company Consent to Warrant Purchase or a breach of any representation or warranty of such Seller contained in Article III under this Agreement;
               (ii) any nonfulfillment or breach of any covenant, agreement or other provision by the Company or such Seller;
               (iii) any liabilities of the Company for Seller Expenses as of or following the Closing to the extent not included in Net Working Capital for purposes of the adjustments set forth in Section 1.4; or
               (iv) any claims against the Company or the Buyer arising out of the allocation of the amount or form of consideration of the Purchase Price among the Sellers and the Warrant Holders that are party to the Warrant Purchase Agreement pursuant to Schedule 1.1 or the Warrant Purchase Agreement or otherwise.
          Notwithstanding anything contained herein, in no event shall the Company be required to provide indemnification or contribution for any obligation of the Sellers under this Section 8.1.
          (b) By the Buyer in Favor of the Sellers. The Buyer agrees to indemnify and hold harmless each of the Sellers and their respective Affiliates, shareholders, partners, members, officers, managers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Seller Indemnitees”) for any and all Damages they may suffer, sustain or incur as a result of:

               (i) any facts or circumstances which constitute a breach of any representation or warranty of the Buyer under this Agreement; or
               (ii) any nonfulfillment or breach of any covenant, agreement or other provision by the Buyer.
     8.2. Indemnification Procedures. In the event of the assertion or commencement by any Person of any claim or legal proceeding with respect to which any Party may be entitled to indemnification pursuant to this Article VIII (the “Indemnified Party”), the Indemnified Party shall have the right, at its election, to proceed with the defense (including settlement or compromise) of such claim or legal proceeding on its own; provided, however, that if the Indemnified Party settles or compromises any such claim or legal proceeding without the consent of the Party from whom indemnification will be sought (the “Indemnifying Party”), such settlement or compromise by the Indemnified Party shall not be conclusive evidence of the amount of Damages incurred by the Indemnified Party in connection with such claim or legal proceeding (it being understood that if the Indemnified Party requests that the Indemnifying Party consents to a settlement or compromise, the Indemnifying Party shall act reasonably and promptly in determining whether to provide such consent). The Indemnified Party shall give the Indemnifying Party prompt notice after the Indemnified Party becomes aware of the commencement of any such claim or legal proceeding against the Indemnified Party; provided, however, any failure on the part of the Indemnified Party to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party, or any of the rights of any Indemnified Party, under this Article VIII (except to the extent such failure materially adversely prejudices the defense of such claim or legal proceeding). If the Indemnified Party does not elect to proceed with the defense (including settlement or compromise) of any such claim or legal proceeding, the Indemnifying Party may proceed with the defense of such claim or legal proceeding with counsel of its choice; provided, however, that the Indemnifying Party may not settle or compromise any such claim or legal proceeding without the prior written consent of the Indemnified Party (which consent may not be unreasonably withheld or delayed). Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands; provided, the notice of such claim sets forth the basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.
     8.3. Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All representations and warranties of the Parties contained in this Agreement or in any other agreement or document executed and delivered pursuant hereto shall survive the Closing for a period of eighteen (18) months after the Closing Date (such date, the “General Survival Cut-Off Date”) and will terminate on the General Survival Cut-Off Date except to the extent that any written claims for indemnification in respect of a breach of any such representation or warranty is made on or before the General Survival Cut-Off Date, in which case such representation or warranty will survive until the resolution of such claim; provided, however, that the representations and warranties of the Company contained in the Company Consent to Warrant Purchase and the representations and warranties contained in Sections 3.1,

3.2, 3.4, 3.6, 4.1, 4.3, 4.12 and 4.27 will survive indefinitely (the “Fundamental Representations”), and the representations and warranties contained in Sections 4.9, 4.16, and 4.19 will survive until the 120th day following the expiration of the applicable statute of limitations with respect to the matters contained therein.
     8.4. Limitations on Indemnification and the Downward Adjustment Amount.
          (a) The Sellers shall not be liable to the Buyer Indemnitees for indemnification under Section 8.1(a) for breach or nonfulfillment of any representation or warranty of the Sellers unless and until the amount of direct Damages (exclusive of indirect costs such as investigation or attorneys’ fees solely related to such investigation as to the existence of a breach) incurred by the Buyer Indemnitees as a result of the breach or the nonfulfillment of any of the representations or warranties of the Sellers in this Agreement has exceeded the sum of $100,000, in the aggregate, at which point the Sellers shall thereafter be liable to the Buyer Indemnitees for indemnification under Section 8.1(a) with respect to all Damages in excess of $100,000. Notwithstanding the foregoing, the Sellers shall be liable for all Damages incurred by the Buyer Indemnitees in connection with (i) the violations set forth in the inspection report issued by Contra Costa Health Services Hazardous Materials Programs dated June 1, 2010, and (ii) a breach of the representations and warranties contained in Section 4.27.
          (b) The indemnification obligations of the Sellers pursuant to Section 8.1(a) shall be limited to $1,500,000 less (i) the Downward Adjustment Amount (to the extent paid out of the Escrow Account) and (ii) any unpaid portion of the Note to the extent such portion is due and payable pursuant to the terms of the Note (the “Cap”), and as to any Seller, shall be limited to an amount equal to such Seller’s Pro Rata Share of the Cap, or, with respect to breaches set forth in clauses (i) and (ii) of Section 8.4(c), such Seller’s Pro Rata Share of the Purchase Price.
          (c) The limitations on Damages set forth above in Sections 8.4(a) and (b) with respect to the Sellers shall not apply to (i) breaches of the Fundamental Representations, the Downward Adjustment Amount, and each Seller’s breaches of such Seller’s several covenants set forth in Section 6.3, liability for which shall be limited to (A) with respect to any Seller, such Seller’s Pro Rata Share of the Purchase Price, and (B) with respect to all Sellers in the aggregate, the Purchase Price, or (ii) any Party with respect to claims of such Party’s fraud or willful misconduct.
          (d) To the extent granted herein, the Buyer’s right of offset against the Note with respect to any claim for which a Seller’s liability hereunder is several but not joint shall not exceed such Seller’s Pro Rata Share of the outstanding amount owed under the Note as of the date of such claim. Moreover, no claim of offset against the Note may be made during the continuance of an Event of Default (as defined in the Note); nor may any such claim be made after January 2, 2011 under any circumstances.
     8.5. Calculation of Damages.
     The amount of Damages payable by an Indemnifying Party under this Article VIII shall be (a) reduced by any insurance proceeds or other reimbursement arrangements, by way of indemnification or otherwise, actually received after diligent efforts in pursuit of the applicable insurance claim by the Indemnified Party with respect to the claim for which indemnification is sought, and (b) determined without duplication of recovery by reason of the state of facts giving rise to such Damages constituting a breach of more than one representation, warranty, covenant or agreement. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes. Each Indemnified Party shall use reasonable efforts to mitigate any Damages for which it may claim indemnification under this Article VIII.
     8.6. Indemnification Payments.
     Any indemnification owing to an Indemnified Party pursuant to this Article VIII shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated in writing by the Indemnified Party within fifteen (15) days after the determination thereof; provided, however, that any claim by a Buyer Indemnitee against any of the Sellers for indemnification under this Agreement must be satisfied first by an offset and payment from the amount held by the Escrow Agent pursuant to this Agreement and the terms of the Escrow Agreement, and thereafter, by an offset against up to $1,000,000 of the principal amount due under the Note.
     8.7. Exclusive Remedy.
     Except with respect to claims alleging fraud or willful misconduct, breaches of the covenants in Section 6.3, or claims arising under the Amended and Restated Rights Agreement, the LLC Agreement as amended by the LLC Amendment, or the Redemption Agreement, any claim or cause of action (whether such claim sounds in tort, contract or otherwise and including statutory rights and remedies) based upon, relating to or arising out of this Agreement or the transactions contemplated hereby or otherwise in respect of the status, operations, condition or ownership of any Party, or its respective businesses or properties on or prior to the Closing Date must be brought by the claimant Party in accordance with the provisions and applicable limitations of this Article VIII, which shall constitute the sole and exclusive remedy of the claimant Party, its Affiliates, successors and assigns and all Persons who may claim any rights through such Party, for any such claim or cause of action. In furtherance of the foregoing, the parties hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action any of them may have against another Party relating to the subject matter of this Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation; provided, however, that such waiver shall not serve as a waiver or release of any claim involving fraud or willful misconduct or otherwise arising under this Agreement, nor shall such waiver extend to the rights of any Party hereto under the Amended and Restated Rights Agreement, the LLC Agreement as amended by the LLC Agreement Amendment, or the Redemption Agreement.
     8.8. Escrow Agreement.
     The Escrow Amount alone, together with the adjustments to the Stock Escrow Shares and the Escrow Units set forth in Section 1.3(a)(ii), shall be available, on the terms and conditions of the Escrow Agreement and Section 1.3(a)(ii), to satisfy claims by the Buyer for any obligations of the Sellers under this Article VIII, and shall constitute the Buyer’s sole source of indemnification under this Agreement, except with respect to (a) Damages resulting from a breach of a Fundamental Representation, (b) Damages resulting from a breach of a covenant in Section 6.3, or (c) any Damages resulting from the fraud or willful misconduct of any Seller.
     8.9. No Indemnity or Contribution; Waiver.
     The Sellers shall not be entitled to make any claim for indemnity or contribution or any similar claim against the Company or any of its Affiliates, with respect to any Damages for which the Sellers are liable under this ARTICLE VIII. To the extent that the Sellers may now or in the future have the right to assert any such claim against the Company, the Sellers hereby waive any such right and hereby release and forever discharge the Company from any such claim.
ARTICLE IX
MISCELLANEOUS
     9.1. Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party hereto without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
     9.2. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the Laws of the State of Michigan without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Michigan. In furtherance of the foregoing, the internal Law of the State of Michigan shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily apply.
     9.3. Specific Performance; Remedies Not Exclusive. Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach of any such covenants or agreements, each Party shall have the right to seek injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties’ covenants and agreements contained in this Agreement. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.
     9.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the Parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     9.5. Amendment. This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by the Buyer and each of the Sellers.
     9.6. Waiver. Any Party hereto may to the extent permitted by applicable Law (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.
     9.7. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; (c) if sent via facsimile or email, upon confirmation of transfer or delivery, as applicable, or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:
          (a) If to the Buyer:
United American Healthcare Corporation
300 River Place, Suite 4950
Detroit, Michigan 48207-4291
Attention: William C. Brooks
Facsimile: 313-393-3394
Email: wbrooks@uahc.com
with a copy to (which shall not constitute notice):
Honigman Miller Schwartz and Cohn LLP
660 Woodward Ave
2290 First National Building
Attention: Alex L. Parrish
Facsimile: 313.465.7513
Email: aparrish@honigman.com
          (b) If to any Seller or the Seller Representative:
John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601
Facsimile: 312-819-9701

Email: jfife@chicagoventure.com
with a copy to (which shall not constitute notice):
Bennett Tueller Johnson & Deere, P.C.
3165 East Millrock Drive, Suite 500
Salt Lake City, Utah 84121
Attn: Jonathan K. Hansen
Facsimile: 866-793-7309
Email: jhansen@btjd.com
or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this Section.
     9.8. Expenses. Unless otherwise expressly provided herein, all costs and expenses incident to the process leading to the execution of this Agreement, the negotiations and preparations of this Agreement and the performance of its obligations hereunder, including the fees and disbursements of counsel, accountants, advisors, experts and consultants employed by the respective Parties in connection with the transactions contemplated hereby, shall be borne and paid by the Party incurring such costs and expenses, except that the Company shall pay all of the Seller Representative’s reasonable legal fees and other transaction expenses incurred in connection with the negotiation and preparation of this Agreement and the performance of its obligations hereunder. Any Seller Expenses to be paid by the Company shall be accrued and included in the calculation of Net Working Capital for purposes of the adjustments in Section 1.4. Notwithstanding anything to the contrary in this Agreement, the provisions and covenants of this Section 9.8 shall survive the Closing and shall remain in force indefinitely.
     9.9. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any other agreement attached hereto or executed in conjunction herewith, including without limitation the Transaction Documents, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such Party may be entitled. “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.
     9.10. Complete Agreement. This Agreement, including those documents expressly referred to herein and all exhibits and schedules hereto, embody the complete agreement and understanding between the Sellers, on the one hand, and the Buyer, on the other hand, and supersede and preempt any prior understandings, agreements or representation by or between the Sellers, on the one hand, and the Buyer, on the other hand, written or oral, which may have related to the subject matter herein.
     9.11. Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, equityholder, officer, employee or partner of any Party hereto or any other Person.

     9.12. Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.
     9.13. Further Representations. Each Party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transaction contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the Tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by any other Party as to such Tax consequences.
     9.14. Gender. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.
     9.15. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     9.16. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document or Exhibit required hereby may be executed by facsimile signature which shall be considered legally binding for all purposes.
     9.17. Interpretation. Any capitalized terms used in any Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.”
     9.18. Waiver of Jury Trial. Each of the Parties waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any Party.
     9.19. Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Michigan in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the Parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 9.7, such service to become effective ten (10) days after such mailing.
     9.20. Seller’s Counsel. In connection with the preparation of this Agreement and the other documents attached hereto or referred to herein, each of the Sellers acknowledge and agree that: (a) the attorney that prepared this Agreement (the “Attorney”) acted as legal counsel to CVP and not to the Company, its executives, or any other Seller; (b) the Attorney’s representation of CVP may not be in the best interests of the other Sellers; and (c) each of the Sellers has been advised to retain separate legal counsel. Notwithstanding the foregoing, the Sellers (y) acknowledge that they have been advised to retain separate counsel, and (z) jointly and severally forever waive any claim against the Attorney or his firm with respect to his representation of CVP in the preparation of this Agreement and the other documents attached hereto or referred to herein.
     9.21. Waivers. Each of the Sellers, with respect to such Sellers’ Common Units and any preferred units of the Company owned by such Seller, hereby waives its or his respective right of first refusal, co-sale rights, notice requirements, and any other rights of such Seller set forth in the Rights Agreement and applicable to the transfer of the Securities contemplated herein or the transfer of Warrants contemplated in the Warrant Purchase Agreement. The Sellers also authorize the Company’s managers to execute this Agreement, to take any actions as any of them deem necessary, required or advisable with respect to this Agreement, and hereby ratify, confirm and approve any prior actions of such managers taken with respect to this Agreement. The Sellers further waive any notice requirements and other rights regarding the redemption of preferred units of the Company set forth in the Rights Agreement.
     9.22. Acknowledgment. Each of the Sellers acknowledges that, as set forth on Schedule 1.1, CVP is entitled to receive a disproportionate number of Buyer Shares and a disproportionate amount of the Note and that, in consideration thereof, CVP has agreed to assume a disproportionate share of the liabilities and indemnification obligations of the Sellers as set forth on Schedule 1.1.
[Signatures on Next Page]

     IN WITNESS WHEREOF, each Party hereto has caused this Securities Purchase Agreement to be signed duly executed as of the date first above written.

THE SELLERS REPRESENTATIVE:			THE SELLERS:

Chicago Ventures Partners, L.P.
/s/ John M. Fife

John M. Fife			By:	Chicago Venture Management, L.L.C.
Its: General Partner
THE BUYER:
			By:	CVM, Inc.
United American Healthcare Corporation				Its: Manager

By:	/s/ William Brooks		By:	/s/ John M. Fife

	Name:	William Brooks		Name:	John M. Fife
	Title:	President and Chief Executive Officer		Title:	President

Pulse Systems Corporation
By:	/s/ John M. Fife
	Name:	Grayson Beck
	Title:	Chief Financial Officer & Secretary

/s/ Vince Barletta
Vince Barletta

/s/ Demian Backs
Demian Backs

/s/ Rodger Bell
Rodger Bell

/s/ Merrill Weber
Merrill Weber
Signature Page to Securities Purchase Agreement

For purposes of Section 1.3 only: Pulse Sellers, LLC
By:	/s/ John M. Fife
	Name:	John M. Fife
	Title:	Manager

For purposes of Section 1.3(d) only: Pulse Holdings, LLC
By:	/s/ John M. Fife
	Name:	John M. Fife
	Title:	Manager

For purposes of Section 6.7 only: Pulse Systems, LLC
By:	/s/ Herbert J. Bellucci
	Name:	Herbert J. Bellucci
	Title:	President & Chief Executive Officer
Signature Page to Securities Purchase Agreement

EXHIBIT A
DEFINED TERMS
     “Affiliate” means as to any Party, any Person which directly or indirectly, is in control of, is controlled by, or is under common control with, such Party, including any officer or director of such Party. As to a Party who is a natural person, Affiliate means such person’s spouse, parents, siblings and lineal descendants.
     “Agreement” has the meaning given to such term in the Preamble.
     “Amended and Restated Rights Agreement” means the Amended and Restated Investor Rights Agreement that shall be substantially in the form of the attached Exhibit H.
     “Arbitration Firm” has the meaning given to such term in Section 1.4(b).
     “Assignments” has the meaning given to such term in Section 2.2.
     “Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement of any kind and that the Company sponsors, maintains, contributes to or has any obligation to contribute to, or with respect to which the Company has any Liability or potential Liability, whether or not legally binding, in respect of, or which otherwise cover, any of the current or former officers, employees or independent contractors of any member of the Company or their dependents or beneficiaries, including, but not limited to welfare benefit, retirement, bonus, severance, deferred compensation, equity or equity-type, or other like plans or arrangements or undertakings.
     “Boston” has the meaning given to such term in Section 7.1(d).
     “Boston Services Agreement” has the meaning given to such term in Section 7.1(d).
     “Business” means the business of providing contract manufacturing services to the medical device industry for precision laser cutting and processing of thin-wall tubular metal components, sub-assemblies and implants, as conducted by the Company immediately prior to the Closing Date.
     “Business Day” means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in Detroit, Michigan.
     “Business Products” has the meaning given to such term in the definition of Product Liability Claims.”
     “Buyer” has the meaning given to such term in the Preamble.
     “Buyer Common Stock” shall mean common stock of the Buyer.
     “Buyer Measuring Price” means, with respect to the Closing Date, $0.9950 (or, for purposes of any other date on which a price of Buyer Common Stock may require measurement under this Agreement, the average closing price of Buyer Common Stock on the Nasdaq Global Market over the ten trading day period ending on the third Business Day prior to such other date).
     “Buyer Indemnitees” has the meaning given to such term in Section 8.1(a).
     “Buyer Share Delivery Date” has the meaning given to such term in Section 6.2.
     “Buyer Shares” has the meaning given to such term in Section 1.3(d).
     “Buyer’s SEC Documents” means the Buyer’s filings on the SEC’s EDGAR system.
     “Cash” means the aggregate amount (expressed in United States dollars) of all cash and cash equivalents (including marketable securities and short term investments) of the Company as of immediately prior to the Closing (including any checks and cash deposits received but not recorded as of immediately prior to the Closing for which there is not a corresponding receivable included in Net Working Capital and as adjusted to give effect to outstanding checks for which there is not a corresponding liability included in Net Working Capital and any overdrawn balances, in each case, as of immediately prior to the Closing).
     “Cash Escrow Amount” has the meaning given to such term in Section 1.3.
     “cGMPs” means the then-current Good Manufacturing Practices as defined by the FDA in Title 21 of the Code of Federal Regulations, Part 210 & 211 as applicable to the Manufacturing, Processing, Packaging, or Holding of Drugs and Finished Pharmaceuticals.
     “Closing” means the closing of the transactions contemplated by this Agreement.
     “Closing Date” means the date on which the Closing occurs.
     “Closing Statement” has the meaning given to such term in Section 1.4.
     “COBRA” means the group health plan continuation of coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state Legal Requirement.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Common Unit Price” means $1.0913.
     “Common Units” means the common units of the Company.
     “Company” has the meaning given to such term in the Preamble.
     “Company Consent to Warrant Purchase” means that certain consent and waiver of the Company attached as Exhibit C to the Warrant Purchase Agreement.

     “Contract” means any note, bond, mortgage, contract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, purchase and sale order, or other agreement or arrangement, oral or written.
     “CVM Termination Agreement” has the meaning given to such term in Section 7.1(k).
     “CVP” has the meaning given to such term in Section 2.1.
     “Damages” means all losses, Liabilities, claims, damages, interest (including interest from the date of such Damages), costs and expenses (including reasonable attorneys’ fees and costs of investigation and defense).
     “Downward Adjustment Amount” has the meaning given to such term in Section 1.4(d).
     “Downward Adjustment Available Cash” has the meaning given to such term in Section 1.4(d).
     “Employee Pension Benefit Plan” means any “employee pension benefit plan” as such term is defined in ERISA Section 3(2).
     “Employee Welfare Benefit Plan” means any “employee welfare benefit plan as such term is defined in ERISA Section 3(1).
     “Environmental and Safety Requirements” means all Legal Requirements, and all obligations under any Contract, concerning occupational or public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of Hazardous Substances, each as amended and as now or hereafter in effect.
     “Equity Interests” means issued and outstanding capital stock, partnership interests, limited liability company interests or other indicia of equity ownership (including any profits interest).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA, with the Company.
     “Escrow Account” means the account in which Escrow Agent shall hold the Escrow Amount.
     “Escrow Agent” means U.S. Bank National Association.
     “Escrow Agreement” has the meaning given to such term in Section 7.1(c).

     “Escrow Amount” means the Cash Escrow Amount and the Stock Escrow Shares or Escrow Units, as applicable.
     “Escrow Disbursement Date” means a date on which funds are disbursed to the Sellers from the Escrow Account pursuant to the Escrow Agreement.
     “Escrow Units” has the meaning given to such term in Section 1.3(a).
     “Exchange Act” has the meaning given to such term in Section 5.10.
     “Fairness Opinion” means that certain Opinion given by Stout Risius Ross, Inc. as to the fairness and equity of the transaction contemplated by this Agreement.
     “FDA” means the Food and Drug Administration.
     “Fiduciary” is a person or entity as defined in ERISA Section 3(21).
     “Fifth Third Bank” means Fifth Third Bank, a Michigan banking corporation.
     “Filing Period” has the meaning given to such term in Section 6.4(a).
     “Final Cash” has the meaning given to such term in Section 1.4.
     “Final Indebtedness” has the meaning given to such term in Section 1.4.
     “Final Net Working Capital” has the meaning given to such term in Section 1.4.
     “Financial Statements” has the meaning given to such term in Section 4.4.
     “Fundamental Representation” has the meaning given to such term in Section 8.3.
     “GAAP” means United States generally accepted accounting principles, as in effect from time to time.
     “General Survival Cut-Off Date” has the meaning given to such term in Section 8.3.
     “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation would be its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership would be its certificate of formation and limited partnership agreement and the “Governing Documents” of a limited liability company would be its certificate of formation and operating agreement.
     “Government” means any agency or instrumentality of the United States of America or any other nation or any state or territory or subdivision thereof and any agency or instrumentality of any of the foregoing.
     “Government Authority” means any government, agency, governmental department, commission, board, bureau, court, arbitration panel or instrumentality of the United States of

America or any foreign government or any state, municipality or other political subdivision in or of any of the foregoing (whether now or hereafter constituted and/or existing) and any court, agency, instrumentality, regulatory commission (including the FDA) or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Hazardous Substances” means any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, radioactive materials, noise or electromagnetic radiation or any other substances which is or may be harmful to human health or the environment or which is regulated, limited or prohibited under any Environmental and Safety Requirement.
     “Indebtedness” means, with respect to any Person, without duplication, (i) any indebtedness (including interest, fees and prepayment premiums or penalties thereon) for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person’s assets, and (viii) any unsatisfied obligation for “withdrawal liability” to a “multi-employer plan” as such terms are defined under ERISA.
     “Indemnified Party” has the meaning given to such term in Section 8.2.
     “Indemnifying Party” has the meaning given such term in Section 8.2.
     “Intellectual Property” means all trademarks, trade names, service marks, trade secrets, domain names, product labels, trade dress, product configurations and other trade identities, including common-law rights, registrations and applications therefor, owned in whole or in party, by the Company, together with any related goodwill and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including expiration dates, if applicable), and all agreements relating to intellectual property, technology, know-how, processes or website development and hosting (including, but not limited to, all agreements covering application software and/or operating system software) that the Company is licensed or authorized to use by others, or which it licenses or authorizes others to use.
     “Knowledge” means, with respect to the Sellers, the actual knowledge of John M. Fife, and with respect to the Company, the actual knowledge of Herb Bellucci and Robert Sullivan and the knowledge that each of Herb Bellucci and Robert Sullivan could be expected to have obtained after exercising reasonable diligence with respect to the matter in question.
     “Latest Balance Sheet” is defined in Section 4.4(a)(ii).
     “Laws” means all laws, statutes, ordinances, rules and regulations of any Government Authority, including all orders, judgments, injunctions, awards, decisions or decrees of any court having effect of law.
     “Legal Requirement” means all federal, state, local and foreign laws, statutes, codes, rules, regulations, ordinances, judgments, orders, decrees and the like of any Governmental Entity, including common law.
     “Leased Real Property” means the real property leased by the Company set forth on Schedule 4.8(b).
     “Leases” means all leases, subleases, licenses, concessions and other Contracts (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to the Company holds any Leased Real Property,
     “Liability” or “Liabilities” means, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, Tax or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.
     “Licenses” means all licenses, permits, approvals, franchises, certificates, and other authorizations issued by any Government Authority to or held by (or required to be issued to or held by) the Company, including all applications therefor and all renewals, extensions, or modifications thereof and additions thereto.
     “Lien” means any claim, lien (statutory or otherwise), pledge, hypothecation, assignment, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right (including, with respect to the Securities, any preemptive right, right of first refusal, option, put, call or other restriction on transfer).
     “LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated effective March 31, 2009.
     “LLC Agreement Amendment” has the meaning given to such term in Section 7.1(l).
     “Loan Agreement” means that certain Loan and Security Agreement dated March 31, 2009, between the Company and Fifth Third Bank.
     “Loan Amendment” has the meaning given to such term in Section 7.1(o).
     “Loan Documents” means the Loan Agreement and all other instruments, certificates, agreements and documents executed in connection with the Loan Agreement.

     “Lockup Agreement” has the meaning given to such term in Section 6.2.
     “March 2009 Bellucci Option” has the meaning given to such term in Section 4.27.
     “Material Adverse Effect” means any circumstance, change in or effect on the Company that, individually or in the aggregate with all other circumstances, changes in or effects on the Company, is or is reasonably likely to be materially adverse to the business, operations, assets, financial condition, prospects or Liabilities of the Company taken as a whole.
     “MDR” means (a) a report filed with the FDA to communicate an event when the Company “becomes aware” (as defined in Title 21 of the Code of Federal Regulations, Part 21 CFR 803.3(c)) of information that reasonably suggests that a customer’s medical device that includes a Business Product (i) may have caused or contributed to a death, serious injury or serious deterioration in the state of health of a user or patient; or (ii) has malfunctioned (as defined in Title 21 of the Code of Federal Regulations, Part 803.3 (n)) and that such customer’s medical device or a similar device marketed by a customer of the Company or an importer would be likely to cause or contribute to a death or serious injury of a user or patient if the malfunction were to recur; and (b) the official notification provided to regulatory authorities outside of the United States of adverse events deemed reportable pursuant to the local laws and/or regulations.
     “Member” means a member of the Company, as set forth in the LLC Agreement.
     “Multiemployer Plan” means an Employee Pension Benefit Plan as defined in ERISA Sections 3(37) or 4001(a)(3).
     “Net Working Capital” means the current assets of the Company less the current liabilities of the Company (other than the current portion of Indebtedness) as of immediately prior to the Closing, including an accrual for any tax liability arising from the transactions contemplated by this Agreement, calculated in accordance with GAAP and the Company’s historical accounting practices so long as such accounting practices are in accordance with GAAP. Notwithstanding the foregoing, “Net Working Capital” shall not include Cash or any Liabilities for Indebtedness.
     “Noncompetition Agreement” has the meaning given to such term in Section 7.1(i).
     “Note” has the meaning given to such term in Section 1.3(c).
     “Ordinary Course” means, with respect to any Person, in the ordinary course of that Person’s business consistent with past practice, including as to the quantity, quality and frequency.
     “Outstanding Buyer Common Stock” means, on any date of determination, all issued and outstanding shares of Buyer Common Stock, and includes all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares.
     “Party” and “Parties” have the meaning given to such terms in the Preamble.

     “Permitted Liens” means (i) any lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory lien arising in the Ordinary Course by operation of law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar lien which individually or in the aggregate with other such liens does not materially impair the value of the property subject to such lien or the use of such property in the conduct of its Business, and (iv) purchase money security interests in favor of trade creditors in the Ordinary Course, which do not in the aggregate exceed the book value of the raw materials.
     “Person” means any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, Government Authority or other entity.
     “Pledge” means the pledge by certain Sellers of their Common Units as security for the Company’s obligations under the Loan Agreement pursuant to separate pledge agreements between each Seller and Fifth Third Bank.
     “Pledge Agreement” has the meaning given to such term in Section 1.3(c).
     “Prevailing Party” has the meaning given to such term in Section 9.9.
     “Pro Rata Share” with respect to any Seller shall mean the percentage set forth opposite his, her or its name under the heading “Pro Rata Share” on Schedule 1.1 attached hereto.
     “Proceeding” means any action, suit, claim, demand, summons, citations or subpoena, hearing, public meeting or inquiry of any kind or nature whatsoever, civil, criminal, administrative, regulatory or otherwise, at law or in equity.
     “Product Liability Claims” means all Liabilities of the Company resulting from or under (i) any warranty made or allegedly made prior to the Closing by the Company with respect to any product it manufactures, distributes, uses or installs or any services it renders (“Business Products”) prior to the Closing, (ii) any alleged defect in, non-performance or deficiency of any nature in any Business Product manufactured and sold prior to the Closing, (iii) any injury to person or property caused to any degree by any Business Product manufactured and sold prior to the Closing or (iv) any product recall or post-sale warning conducted by or on behalf of the Company or any customer of the Company concerning any Business Product manufactured and sold prior to the Closing.
     “Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975.
     “Pulse Holdings” has the meaning given to such term in Section 1.3(d).
     “Pulse Sellers” has the meaning given to such term in Section 1.3(c).
     “Purchase Price” has the meaning given to such term in Section 1.2.

     “QSR” means the Quality System Regulation as defined by the FDA in Title 21 of the Code of Federal Regulations, Part 820.
     “RCRA” has the meaning given to such term in Section 4.19.
     “Redemption Agreement” has the meaning given to such term in Section 7.1(m).
     “Returned Common Unit Delivery Date” means the date the Returned Common Units are delivered, if at all, to the Escrow Agent and Pulse Sellers pursuant to Section 1.3(a) and Section 1.3(d), respectively.
     “Returned Common Units” has the meaning given to such term in Section 1.3(d).
     “Rights Agreement” means that certain Investors Rights Agreement dated June 1, 2004 entered into by and among the Company and each of its Members.
     “Rule 144” means (i) Rule 144 promulgated under the Securities Act, or (ii) any other similar rule or regulation of the SEC that may at any time permit a Seller to sell Buyer Shares to the public without registration under the Securities Act.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means the Common Units and the Warrants.
     “Securities Act” has the meaning given to such term in Section 3.5.
     “Securities Purchase” has the meaning given to such term in the Recitals.
     “Seller” and “Sellers” have the meaning given to such terms in the Preamble.
     “Seller Expenses” means all fees, commissions, costs and expenses (including, without limitation, fees, commissions, costs and expenses of legal counsel, accountants, investment bankers, brokers or other representatives, advisors and consultants and appraisal fees, costs and expenses) incurred, paid or reimbursed by the Company on its own behalf or on behalf of the Sellers, the Warrant Holders selling under the Warrant Purchase Agreement or their respective Affiliates, including the Seller Representative, in connection with, related to or arising from the negotiation, execution and preparation of this Agreement or the Warrant Purchase Agreement, the performance of his, her or its obligations and covenants hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.
     “Seller Indemnitees” has the meaning given to such term in Section 8.1(b).
     “Seller Representative” has the meaning given to such term in Section 2.3(a).
     “Shareholder Approval” means approval of the shareholders of the Buyer of the transactions contemplated hereby, including the issuance by the Buyer of the Buyer Shares pursuant to the terms of this Agreement.

     “Standstill Agreement Amendment” has the meaning given to such term in Section 7.1(n).
     “Stock Escrow Shares” has the meaning given to such term in Section 1.3(a).
     “Target Cash” means $435,327.10.
     “Target Indebtedness” means $5,303,708.04.
     “Target Net Working Capital” means $422,341.01.
     “Tax” or “Taxes” means all federal, state, local, foreign or other tax of any kind whatsoever, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, and including any interest, penalty, or addition thereto, whether disputed or not.
     “Tax Return” means any report, return, statement, claim for refund, election, declaration or other information with respect to any Tax required to be filed or actually filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.
     “Taxing Authority” means any Government Authority having or purporting to exercise jurisdiction with respect to any Tax.
     “Transaction Documents” mean this Agreement, the Note, the Pledge Agreement, the Assignments, the Lockup Agreement, the Amended and Restated Rights Agreement, the Escrow Agreement, the Noncompetition Agreements, the Wacker Services Agreement, the CVM Termination Agreement, the LLC Agreement Amendment, the Redemption Agreement, the Standstill Agreement Amendment, and the Loan Amendment.
     “Transfer Taxes” means any transfer, documentary, sales, use, stamp, registration or other similar Taxes and fees.
     “Unit Assignment” has the meaning given to such term in Section 2.2.
     “Upward Adjustment Amount” has the meaning given to such term in Section 1.4(e).
     “Wacker Services Agreement” has the meaning given to such term in Section 7.1(j).
     “Warrant” means a Warrant to Purchase Common Units issued by the Company.
     “Warrant Assignment” has the meaning given to such term in Section 2.2.
     “Warrant Holder” means a holder of a Warrant.
     “Warrant Purchase Agreement” has the meaning given to such term in Section 7.1(p).